UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ______)

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Sophiris Bio Inc.

(Name of Registrant as Specified In Its Charter)

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Sophiris Bio Inc.

1258 Prospect Street

La Jolla, CA 92037

NOTICE OF ANNUAL SPECIAL MEETING OF SHAREHOLDERS

To Be Held On May 30, 2017

Dear Shareholder:

You are cordially invited to attend the 2017 Annual Special Meeting of Shareholders (the “Annual Meeting”) of Sophiris Bio Inc., a British Columbia corporation (the “Company”). The meeting will be held on Tuesday, May 30, 2017 at 9:00 a.m. local time at the offices of Cooley LLP located at 4401 Eastgate Mall, San Diego, California 92121 for the following purposes:

1.	To receive the audited financial statements of the Company from the financial year ended December 31, 2016 and accompanying report of the independent registered public accounting firm.

2.	To elect the six director nominees named herein to hold office until the 2018 Annual General Meeting of the Shareholders.

3.	To appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

4.	To approve the 2017 Omnibus Incentive Plan.

5.	To conduct any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is April 3, 2017. Only shareholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,
/s/ Randall E. Woods
Randall E. Woods
Chief Executive Officer and President

La Jolla, California
April 13, 2017

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the proxy card mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other similar organization and you wish to vote at the Annual Meeting, you must follow the instructions of your intermediary to submit your voting instructions or attend the Annual Meeting in person.

We will be using the U.S. Securities and Exchange Commission Notice and Access model, which allows us to deliver proxy materials via the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides shareholders with a convenient method to access the proxy materials and vote while reducing the costs of printing and distributing the proxy materials. We have elected to mail to shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy statement, how to vote via the Internet and how to request a printed set of the proxy materials at no charge. The Notice also contains instructions on how to receive a paper copy of the proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 30, 2017: the Proxy Statement and the Annual Report on Form 10-K are available at http://investor.sophirisbio.com/annual-proxy.cfm

Sophiris Bio Inc.

1258 Prospect Street

La Jolla, California 92037

PROXY STATEMENT

FOR THE 2017 ANNUAL SPECIAL MEETING OF SHAREHOLDERS

To be held on May 30, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Sophiris Bio Inc. (sometimes referred to as “we,” “us,” the “Company” or Sophiris) is soliciting your proxy to vote at the 2017 Annual Special Meeting of Shareholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 13, 2017 to all shareholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 23, 2017.

How do I attend the Annual Meeting?

The meeting will be held on Tuesday, May 30, 2017 at 9:00 am local time at the offices of Cooley LLP located at 4401 Eastgate Mall, San Diego, California 92121. Information on how to vote in person at the Annual Meeting is discussed below.

For directions to the annual meeting, please visit the following web address: http://goo.gl/maps/6G7tFuZNgAS2.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on April 3, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 30,111,153 common shares outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on April 3, 2017 your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares by proxy over the Internet or by telephone by following the instructions provided below, or, if you requested to receive printed proxy materials, you may vote by marking, dating and signing the enclosed proxy card and returning it in the postage-paid envelope provided.

Beneficial Owner: Non-Objecting Beneficial Owner

If, on April 3, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, and you have given your brokerage firm, bank dealer or other similar organization permission to release your name and address to us you are considered a Non-Objecting Beneficial Owner (“NOBO”). The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

Only shareholders of record or their proxyholders are entitled to attend and vote at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. As a NOBO, you may vote using the voting instruction form sent to you by your broker or other agent or, in order to attend the Annual Meeting in person, you need to either request and obtain a valid proxy from your broker or other agent or otherwise give timely notice in writing to the Company, Computershare, or your intermediary, in accordance with applicable securities laws, so that you are appointed as proxyholder. We urge you to fill out and return voting instruction form sent to you by your broker or other agent to ensure your vote is counted or to take steps to have yourself appointed as proxyholder to attend the Annual Meeting in person.

Beneficial Owner: Objecting Beneficial Owner

If, on April 3, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, and you have not given your brokerage firm, bank dealer or other similar organization permission to release your name and address to us then you are considered an Objecting Beneficial Owner (“OBO”). As an OBO you are the beneficial owner of shares held in “street name” and certain proxy materials are being forwarded to you by that organization. We are paying the costs of forwarding these materials to you. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, as an OBO, since you are not the shareholder of record and the Company has no way of verifying that you are a Beneficial Owner, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent or otherwise give timely notice in writing to your intermediary, in accordance with applicable securities laws, so that you are appointed as proxyholder.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of six directors;

•	Appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017; and

•	Approval of the 2017 Omnibus Incentive Plan.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm and for the approval of the 2017 Omnibus Incentive Plan, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy over the Internet or by telephone by following the instructions provided below, or, if you requested to receive printed proxy materials, you may vote by marking, dating and signing the enclosed proxy card and returning it in the postage-paid envelope provided. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote or withhold your shares from voting as you direct and, if you specify a choice with respect to any matter to be acted upon, your securities will be voted accordingly.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 29, 2017 to be counted.

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To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 29, 2017 to be counted.

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You have the right to appoint a person (who does not need to be a shareholder) to attend the Annual Meeting and act on your behalf other than the persons designated in the accompanying form of proxy. To exercise this right, strike out the printed names of the individuals specified as proxyholders and insert the name of your nominee in the blank space provided or complete another proper form of proxy.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

If you are a Non-Objecting Beneficial Owner or an Objecting Beneficial Owner of shares registered in the name of your broker, bank, or other agent, you should have received the Notice containing voting instructions from that organization rather than from Sophiris. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent or otherwise give timely notice in writing to your intermediary, in accordance with applicable securities law. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon where a poll is conducted, you have one vote for each common share you own as of April 3, 2017. At the Annual Meeting, votes will be conducted by show of hands unless a poll is demanded by a shareholder, the Chairman directs a vote or if more than 5% of the votes submitted by proxy or voting instruction form on the matter are “Against” or “Withhold.”

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a Beneficial Owner and do not instruct your broker, bank, or other agent how to vote your shares, or to have yourself appointed as proxyholder to attend the Annual Meeting in person, your shares will not be considered a “broker non-vote”. A broker non-vote occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for those shares, but indicates on the proxy that it does not have authority to vote those shares on particular proposals because it has not received specific voting instructions from the beneficial owner for those proposals. Under the rules of the New York Stock Exchange, or NYSE, brokers and other nominees have discretion to vote shares held in street name on “routine” matters but lack such discretion with regard to “non-routine” matters. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2017 is considered a routine matter and, as such, brokers and other nominees may vote on that proposal in the absence of specific instructions from the beneficial owner. Each of the other proposals described in this proxy statement is considered a non-routine matter and brokers and other nominees do not have discretionary authority to vote on those proposals.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all six nominees for director, “For” the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017 and “For” the approval of the 2017 Omnibus Incentive Plan. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Computershare may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but a third party solicitor may be paid a fee if it solicits proxies at the Company’s request. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to our objecting beneficial shareholders.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice to ensure that all of your shares are voted.

What is the deadline to submit a proposal for inclusion in the proxy materials for the 2018 Annual Meeting of the Shareholders?

Shareholder proposals should be addressed to Sophiris Bio Inc., Attn: Corporate Secretary, 1258 Prospect Street, La Jolla, CA 92037 or to our registered office, care of Fasken Martineau DuMoulin LLP, Attn: Sophiris Bio Inc., 2900-550 Burrard Street, Vancouver, British Columbia V6C 0A3. To be eligible for inclusion in the proxy materials for the 2018 Annual General Meeting of the Shareholders, a shareholder proposal must be received by the Company by the close of business on February 28, 2018, must be less than 1,000 words in length and must be signed by qualified shareholders of the Company who hold, in aggregate, shares that are equal to (i) at least 1% of the issued and outstanding common shares of the Company by number or (ii) that have a fair market value of more than $2,000.

Direct shareholder nominations must be made in accordance with the provisions governing shareholder proposals under the Business Corporations Act (British Columbia) (the “BCBCA”). To be eligible for consideration for the 2018 Annual General Meeting of the Shareholders, a shareholder nomination must be received by the Company by the close of business on February 28, 2018.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•

You may send a timely written notice that you are revoking your proxy to Sophiris Bio Inc. at 1258 Prospect Street, La Jolla, California 92037, Attention: Corporate Secretary or to our registered office at 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

•	You may revoke your proxy in any other manner allowed by law.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank in order to change your vote.

How are votes counted?

Votes will be counted by the inspector of election (scrutineer) appointed for the meeting, who will separately count the votes “For,” “Withhold” and broker non-votes with respect to the proposals to elect our nominees for director, and the votes “For” and “Against,” abstentions and, if applicable, broker non-votes, with respect to the appointment of the independent registered public accounting firm and the approval of the 2017 Omnibus Incentive Plan.

How many votes are needed to approve each proposal?

•

For the election of directors, the six nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected.

•

For the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017, the resolution must receive at least one “For” vote from the holders of shares present and entitled to vote either in person or represented by proxy.

•

For the approval of the 2017 Omnibus Incentive Plan, the resolution must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid Annual Meeting. Under the Company’s Articles, a quorum is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued and outstanding shares entitled to vote at the Annual Meeting. Notwithstanding the quorum provisions of the Company’s Articles, pursuant to the rules of the NASDAQ Stock Market (“NASDAQ”), the Company is required to have a minimum quorum of at least one third of the outstanding shares represented by shareholders present at the Annual Meeting or by proxy. On the record date, there were 30,111,153 shares outstanding and entitled to vote. Thus 10,037,051 shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results. We will also file a report on voting results on SEDAR at www.sedar.com.

Proposal 1

Election of Directors

Our Board of Directors consists of six directors. There are six nominees for director this year. Directors of the Company are elected at each annual general meeting of the Company and hold office until the next annual general meeting of the Company, unless the office is earlier vacated in accordance with the Articles of the Company or the BCBCA or he or she becomes disqualified to act as a director. Each of the nominees listed below is currently a director of the Company who was previously elected by the shareholders, with the exception of Dr. Allison Hulme who was appointed by our Board of Directors. It is the Company’s policy to invite nominees for directors to attend the annual meeting. Two of our six directors attended the 2016 Annual General Meeting in-person.

Directors are elected by a plurality of the votes of the holders of shares present at the annual general meeting in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the six nominees receiving the highest number of affirmative votes will be elected.

The Board of Directors adopted a policy that requires, in an uncontested election of directors, any nominee for election as a director who receives a greater number of votes “withheld” than votes “for” to tender his or her resignation to the Board promptly following the Annual Meeting. The Corporate Governance and Nomination Committee will consider the offer of resignation and make a recommendation to the Board on whether to accept it. In considering whether or not to recommend acceptance of the resignation, the Corporate Governance and Nomination Committee will consider all factors deemed relevant by members of such Committee. The Corporate Governance and Nomination Committee will be expected to recommend acceptance of the resignation except in situations where the relevant factors considered would warrant the applicable director continuing to serve on the Board. The Board will make its final decision and announce it in a news release within 90 days following the Annual Meeting. A director who tenders his resignation pursuant to this policy will not participate in any meeting of the Board or the Corporate Governance and Nomination Committee at which the resignation is considered.

Nominees

The Board of Directors does not contemplate that any of its nominees will be unable to serve as a director. If any vacancies occur in the slate of nominees listed above before the Annual Meeting, then the proxyholders named in the accompanying form of proxy intend to exercise discretionary authority to vote the shares represented by proxy for the election of any other persons as directors.

The Corporate Governance and Nomination Committee has identified and evaluated nominees who have high personal and professional integrity, have demonstrated ability and sound judgment and are effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company’s shareholders.

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board of Directors to recommend that person as a nominee for director, as of the date of this proxy statement.

Name, Place of Residence and Offices Held	Age	Period served as Director	Number and Type of Securities Held (1)
Dr. Lars Ekman California, USA Chairman and Director	67	November 2010 to present	41,250 stock options
Jim Heppell British Columbia, Canada Director	61	May 2003 to present	14,070 common shares (*) 41,250 stock options
Dr. Allison Hulme California, USA Chief Operating Officer, Head of Research and Development and Director	54	October 2016 to present	549,895 stock options
Dr. John (Jack) Geltosky Pennsylvania, USA Director	71	September 2008 to present	41,250 stock options
Gerald T. Proehl California, USA Director	58	March 2014 to present	10,000 common shares (*) 34,627 stock options
Randall E. Woods California, USA Chief Executive Officer, President and Director	65	October 2012 to present	17,500 common shares (*) 1,135,828 stock options

(1)	Number and type of securities held include securities which the nominee may be deemed to be a beneficial owner.

(*)	Represents beneficial ownership of less than 1% of our outstanding common shares.

Dr. Lars Ekman, Chairman

Dr. Ekman has been our Chairman since September 2012 and prior to that was our Executive Chairman from April 2011 to August 2012. Dr. Ekman has been a member of our Board since November 2010. He served as our President from April 2011 to August 2012. Dr. Ekman also currently serves as an executive partner of Sofinnova, a venture capital fund, a position he has held since April 2008. From January 2001 to December 2007, Dr. Ekman was Executive Vice President and President of Research & Development at Elan Pharmaceuticals, a neuroscience-focused biotechnology company. Prior to joining Elan, Dr. Ekman was Executive Vice President, Research and Development at Schwartz Pharma AG, a biopharmaceutical company, from February 1997 to January 2001. Prior to joining Schwartz, Dr. Ekman served in various senior executive roles at Pharmacia (now Pfizer), a pharmaceutical company, for over 16 years. Dr. Ekman is the Chairman of the Board of Directors of Prothena Biosciences Limited and Amarin Corporation plc. Dr. Ekman serves on the Board of Directors of Spark Therapeutics, Inc. and Ultragenyx Pharmaceutical Inc. Dr. Ekman is a board certified surgeon with a Ph.D. in experimental biology. He obtained his Ph.D. and M.D. from the University of Gothenburg, Sweden. Based on Dr. Ekman’s senior management experience in the biopharmaceutical industry, his scientific background and his knowledge of and perspective on the company, the Board believes Dr. Ekman has the appropriate set of skills to serve on our Board.

Jim Heppell, Director

Mr. Heppell was our founding Chief Executive Officer and President and has served on our Board since May 2003. From July 2005 to December 2014, Mr. Heppell was the President and co-founder of BC Advantage Funds (VCC) Ltd., a venture capital corporation located in British Columbia. Prior to his involvement with BC Advantage Funds, Mr. Heppell was co-founder, Chief Executive Officer and President of Catalyst Corporate Finance Lawyers, a boutique corporate finance law firm representing life science and technology companies. Mr. Heppell serves on the Board of Directors of Emerald Health Therapeutics. Mr. Heppell has a B.Sc. degree in Microbiology and an LL.B. from the University of British Columbia. Based on Mr. Heppell’s experience investing in and building life science companies as well as his experience serving on the boards of other public and private life science companies, the Board believes Mr. Heppell has the appropriate set of skills to serve on our Board.

Dr. Allison Hulme, Chief Operating Officer, Head of Research and Development and Director

Dr. Hulme has been our Chief Operating Officer and Head of Research and Development since April 2011 and a member of our Board since October 2016. Dr. Hulme brings over 20 years of drug development experience to the company. From January 2005 to October 2009, Dr. Hulme served as Executive Vice President of Autoimmune, Tysabri, Global Development and Head of Autoimmune and Tysabri Franchise at Elan Corporation, plc (also known as Elan Pharmaceuticals), a neuroscience-focused biotechnology company. She served as Executive Vice President and head of global development at Elan Pharmaceuticals from October 1995 to January 2005. Previously, Dr. Hulme held several positions in clinical research at Glaxo Wellcome Pharmaceuticals and served as lecturer at Luton University. Dr. Hulme holds a first class honors Degree in Science from Luton University and a Ph.D. from Cranfield Institute of Technology. Based on Dr. Hulme’s extensive experience in drug development, specifically the management of clinical trials, the Board believes Dr. Hulme has the appropriate set of skills to serve on our Board.

Dr. John (Jack) Geltosky, Director

Dr. Geltosky has served on our Board since September 2008. He is currently Managing Director of JEG and Associates, LLC, a business development consultancy firm focused on biotech and pharmaceuticals, a position he has held since September 2011. From October 2007 to September 2011, Dr. Geltosky served as Senior Vice President of Business Development for Arizona Technology Enterprises, the technology transfer arm of Arizona State University. Prior to Arizona Technology Enterprises, Dr. Geltosky was Vice President of External Science, Technology and Licensing at Bristol Myers Squibb, or BMS, a public pharmaceuticals company, where he was responsible for the acquisition and licensing of, as well as coordinating due diligence efforts on, potential in- and out-licensing candidates. Prior to joining BMS, Dr. Geltosky was President and Chief Executive Officer of Message Pharmaceuticals, Inc., a pharmaceutical company. Prior to Message Pharmaceuticals, he was Vice President, Scientific Licensing, Worldwide Business Development at SmithKline Beecham (now GlaxoSmithKline). For 10 years, Dr. Geltosky held roles of increasing responsibility within Johnson & Johnson. Dr. Geltosky began his career as a research scientist at E.I. DuPont. Dr. Geltosky holds a B.S. in chemistry from Memphis State University and a Ph.D. in biochemistry from the California Institute of Technology. Based on Dr. Geltosky’s senior management experience in the biotechnology industry and his scientific background as well as his experience evaluating drug candidates, the Board believes Dr. Geltosky has the appropriate set of skills to serve on our Board.

Gerald T. Proehl, Director

Mr. Proehl has served on our Board since March 2014. He is currently director, President and Chief Executive Officer of Dermata Therapeutics, LLC, a privately held company targeting diseases in dermatology. From January 2002, until its acquisition by Salix Pharmaceuticals, in January 2014, Mr. Proehl served as the President, Chief Executive Officer and director of Santarus, Inc. From March 2000 through December 2001, Mr. Proehl was the President and Chief Operating Officer of Santarus. From April 1999 to March 2000, Mr. Proehl served as Vice President, Marketing and Business Development of Santarus. Prior to joining Santarus, Mr. Proehl was with Hoechst Marion Roussel, Inc., a global pharmaceutical company, for 14 years. At Hoechst Marion Roussel, Mr. Proehl served in various capacities in multiple therapeutic areas and was responsible for the marketing of gastrointestinal products Carafate and Pentasa, among products in several other therapeutic areas. Mr. Proehl serves on the Board of Directors of Dermata Therapeutics, LLC, Tenax Therapeutics, Inc., Ritter Pharmaceuticals, Inc., Patara Pharma, LLC and Kinetek Sports, Inc. Mr. Proehl holds a B.S. in education from the State University of New York at Cortland, an M.A. in exercise physiology from Wake Forest University and an M.B.A. from Rockhurst College. Based on Mr. Proehl’s senior management experience in the biopharmaceutical industry and his extensive experience in commercial and business development in the pharmaceutical sector, the Board believes Mr. Proehl has the appropriate set of skills to serve on our Board.

 Randall E. Woods, Chief Executive Officer, President and Director

Mr. Woods has been our Chief Executive Officer and President since August 2012 and a member of our Board since October 2012 and brings with him more than 40 years of biotech and pharmaceutical leadership experience. Prior to joining Sophiris, Mr. Woods was serving as a consultant to a number of private biotechnology companies. From September 2007 until September 2011, Mr. Woods was President and Chief Executive Officer of Sequel Pharmaceuticals, a private biotechnology company. Mr. Woods was the President and Chief Executive Officer of NovaCardia, Inc., a pharmaceutical company focused on cardiovascular diseases, until its acquisition by Merck & Co. From May 1996 until July 2003 and prior to NovaCardia, Mr. Woods was President and Chief Executive Officer of Corvas International, Inc., a publicly held biopharmaceutical company focused on cardiovascular disease and cancer, until its acquisition by Dendreon Corporation in July 2003. Before joining Corvas, he served as President of Boehringer Mannheim’s U.S. pharmaceutical operations from March 1994 until March 1996 and was Vice President of Marketing and Sales at Boehringer Mannheim from December 1993 to February 1994. Prior to that he spent 20 years at Eli Lilly & Company in various sales and marketing positions from 1973 to December 1993. Mr. Woods is a past Chairman for the advisory board of UC San Diego’s Sulpizio Family Cardiovascular Center and is a past Chairman of the Board of Directors for BIOCOM, a life science industry association in Southern California. Mr. Woods serves on the Board of Directors of Arena Pharmaceuticals. He received his B.S. in biology and chemistry from Ball State University and an M.B.A. in marketing from Western Michigan University. Based on Mr. Woods’ expertise and extensive experience in biotechnology and service as our Chief Executive Officer and President, the Board believes Mr. Woods has the appropriate set of skills to serve on our Board.

The Board of Directors Recommends a Vote “FOR” Each Nominee

Information Regarding the Board of Directors and Corporate Governance

Board Composition

Our business and affairs are organized under the direction of our Board, which currently consists of six members. The primary responsibilities of our Board are:

•

the adoption of a strategic planning process and the approval and review, at least annually, of our strategic business plan proposed by management, including a statement of vision, mission and values, and to adopt such a plan with such changes as the Board deems appropriate;

•	the identification of the principal risks of our business and overseeing the implementation of appropriate systems to manage these risks;

•	succession planning, including appointing, training and monitoring senior management and, in particular, the Chief Executive Officer;

•	overseeing the integrity of members of management and a culture of integrity throughout the company; and

•	overseeing the development and application of our internal control and management information systems.

Independence of the Board of Directors

As required under the NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that four of our six directors, Drs. Ekman and Geltosky and Messrs. Heppell and Proehl, are independent directors, as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules.

Board Leadership Structure

Our Board has an independent Chairman, Lars Ekman. Our Board believes that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Board believes that having an independent Chairman of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders. As a result, the Company believes that having an independent Board chair can enhance the effectiveness of the Board as a whole.

Our Board believes that Dr. Ekman’s history as our former President and his tenure as a director make him well suited for the role of Chairman of the Board. Because of his experience with our company, Dr. Ekman possesses a detailed knowledge of our business and strategy and he is able to efficiently communicate and oversee the implementation of feedback from the Board to members of the management team. In addition, our Board believes that Dr. Ekman possesses the leadership skills and integrity that are appropriate to be Chairman of the Board, and he is able to effectively moderate the Board’s discussions and build a consensus among different points of view. On a regular basis, the independent directors are given an opportunity to meet privately and, at a minimum, the Board meets quarterly without the presence of employee-directors.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Corporate Governance and Nomination Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

The Board met eight times during the last fiscal year, five times in executive session. All incumbent directors who served in 2016 attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nomination Committee. The following table provides Committee membership at December 31, 2016 and meeting information for 2016 for each of the Board committees:

Name	Audit	Compensation	Corporate Governance and Nomination
Lars Ekman, Ph.D., M.D.	X		X
John (Jack) Geltosky, Ph.D.	X	X*
Jim Heppell		X	X*
Gerald T. Proehl	X*	X	X
Total meetings in 2016	5	1	2

* Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee currently consists of Mr. Proehl (chair) and Drs. Ekman and Geltosky. Our Board has determined that each of Mr. Proehl and Drs. Ekman and Geltosky are independent directors under NASDAQ Listing Rules and under Rule 10A-3 under the Exchange Act of 1934, as amended (the “Exchange Act”). Each member of our audit committee can read and understand fundamental financial statements in accordance with NASDAQ audit committee requirements and is financially literate, as required by Canadian securities laws. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The functions of the Audit Committee, as set out in a written charter adopted by our Board, include:

•

recommending the following to the Board: (i) the independent registered public accounting firm to be nominated for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the company; and (ii) the compensation of the independent registered public accounting firm;

•

overseeing the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the company, including the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting;

•

pre-approving all non-audit services to be provided to the company or its subsidiary entities by our independent registered public accounting firm in accordance with the pre-approval process noted below;

•

reviewing our financial statements, management’s discussion and analysis of financial condition and results of operations and annual and interim earnings press releases before the company publicly discloses this information;

•

ensuring that adequate procedures are in place for the review of our public disclosure of financial information extracted or derived from our financial statements, and must periodically assessing the adequacy of those procedures;

•

establishing procedures for: (i) the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the company of concerns regarding questionable account or auditing matters; and

•	reviewing and approving our hiring policies regarding partners, employees and former partners and employees of the present and former independent registered public accounting firm of the company.

Our Board has determined that Mr. Proehl qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NASDAQ Listing Rules. In making this determination, our Board has considered formal education and the nature and scope of experience that Mr. Proehl previously had with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

Our Board has adopted a written charter for the Audit Committee that is available on our website at http://investor.sophirisbio.com/governance.cfm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

        The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee's functions are more fully described in its charter, which is available on our website at http://investor.sophirisbio.com/governance.cfm. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Sophiris' audited financial statements as of and for the year ended December 31, 2016.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP their independence, and received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with PricewaterhouseCoopers LLP, with and without management present, the scope and results of PricewaterhouseCoopers LLP's audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The Audit Committee also has recommended to the Board that PricewaterhouseCoopers LLP be engaged as our independent registered public accounting firm for the fiscal year ended December 31, 2017. Shareholders are being asked to reappoint PricewaterhouseCoopers LLP at the Annual Meeting.

Audit Committee Gerald T. Proehl, Chairman Lars Ekman, Ph.D., M.D. John (Jack) Geltosky, Ph.D.

(1)

The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of Sophiris under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Committee

Our Compensation Committee currently consists of Dr. Geltosky (chair) and Messrs. Heppell and Proehl. Our Board has determined that each of Dr. Geltosky and Messrs. Heppell and Proehl are independent under the NASDAQ Listing Rules and Canadian securities laws, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The functions of the Compensation Committee, as set forth in the committee’s written charter adopted by our Board, include:

•	establishing and monitoring our long-range plans and programs for attracting, retaining, developing and motivating employees;

•	reviewing recommendations for the appointment of persons to senior executive positions;

•

considering terms of employment and matters of compensation, including assessing the achievement of corporate as well as individual objectives for the purpose of calculating annual cash bonuses and recommending awards under our incentive stock option plan for the Chief Executive Officer and senior executive officers;

•

reviewing and approving all employment agreements, separation and severance agreements and other compensatory contracts, arrangements, prerequisites and payments for senior executive officers to ensure such agreements are consistent with our general compensation goals; and

•	periodically reviewing our incentive-compensation and equity-based plans and making recommendations to the Board regarding such plans.

Our Board has adopted a written charter for the Compensation Committee that is available on our website at http://investor.sophirisbio.com/governance.cfm.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, the Compensation Committee did not independently engage an outside compensation consultant. During the year ended December 31, 2016, the Company engaged Frederic W. Cook, an outside compensation consulting firm, to review the Company’s compensation policies and to conduct a competitive assessment for the Company’s employees including its named executive officers. The assessment completed by Frederic W. Cook was presented to the Compensation Committee in conjunction with the Compensation Committee’s review of the compensation of the Company’s named executive officers.

During the year ended December 31, 2016 the Company paid approximately $28,000 to Frederic W. Cook to review the Company’s compensation policies.

The Compensation Committee received information from Frederic W. Cook about potential conflicts of interest and has analyzed whether the work of Frederic W. Cook as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Frederic W. Cook; (ii) the amount of fees from the Company paid to Frederic W. Cook as a percentage of its total revenue; (iii) Frederic W. Cook's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Frederic W. Cook or the individual compensation advisors employed by Frederic W. Cook with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by the individual compensation advisors employed by Frederic W. Cook. Based on these factors, the Compensation Committee determined that there were no conflicts of interest with respect to Frederic W. Cook providing services to the Compensation Committee.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held around the end of each fiscal year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, executive share ownership information, company share performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation

We have established a Compensation Committee, which has and will make decisions relating to compensation of our executive officers. None of our current or former executive officers serves as a member of the Compensation Committee. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Corporate Governance and Nomination Committee

Our Corporate Governance and Nomination Committee currently consists of Messrs. Heppell (chair) and Proehl and Dr. Ekman. Our Board has determined that each of Messrs. Heppell and Proehl and Dr. Ekman are independent under the NASDAQ Listing Rules and Canadian securities laws, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Code.

The functions of the Corporate Governance and Nomination Committee, as set forth in the committee’s written charter adopted by our Board, include, among other things:

•	nominating a balanced mix of Board members with appropriate experience and expertise who will best serve the interests of the company and enhance shareholder value;

•	reviewing director candidates properly submitted by the Company’s shareholders;

•	reviewing and evaluating the Board’s committee structure and recommending to the Board for its approval directors qualified to serve as members of each committee;

•	regularly reviewing issues and developments related to corporate governance;

•	reviewing succession planning;

•	assessing the performance of the Board, all committees thereof and individual directors; and

•	ensuring that the company’s policies on continuous disclosure and communications with analysts are updated as required and are provided to all new directors and senior officers.

The Corporate Governance and Nomination Committee will consider director candidates recommended by shareholders. Candidates recommended by the Company’s shareholders shall be evaluated in the same manner as all other director nominees. Ultimately, the Corporate Governance and Nomination Committee will select the most qualified candidates and make its recommendations to the full Board, who will formally decide whether to nominate the recommended candidates for election or appointment to the Board.

Shareholders may recommend nominees for consideration by the Corporate Governance and Nomination Committee by submitting the names and supporting information as specified below to:

Chair of the Corporate Governance and Nomination Committee
Sophiris Bio Inc.

1258 Prospect Street
La Jolla, California 92037

Submissions with respect to recommended nominees for director should include a current résumé and curriculum vitae of the candidate, a statement describing the candidate’s relevant qualifications, including any specific public company experience within the Company’s industry, and contact information for the nominee and the nominee’s personal and professional references. The submission should also include the name and address of the shareholder who is submitting the nominee for consideration, the number of shares of the Company which are owned, directly or indirectly, and/or controlled by the submitting shareholder (and the name of the registered holder of such shares, if the submitting shareholder is not a registered holder), a description of any arrangement or understanding between the submitting shareholder and the nominee and a description of any known or potential conflicts of interest or related party transactions that may be exist as between the Company and either the nominee or the shareholder submitting the nominee for consideration.

Our Board has adopted a written charter for the Corporate Governance and Nomination Committee that is available on our website at http://investor.sophirisbio.com/governance.cfm.

Other Matters Regarding the Board of Directors and Corporate Governance

Shareholder Communications with the Board of Directors

The Company’s Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of Sophiris Bio Inc. at 1258 Prospect Street, La Jolla, California 92037, Attention: Corporate Secretary. Each communication must set forth: the name and address of the Company shareholder on whose behalf the communication is sent; and, the number of Company shares that are owned beneficially by such shareholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. A copy of the Code of Business Conduct and Ethics is available on our website at http://investor.sophirisbio.com/governance.cfm. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Corporate Cease Trade Orders or Bankruptcies

During the ten years preceding the date of this proxy statement, no nominee for director of the Company is currently or has been:

(a)	a director, chief executive officer or chief financial officer of any company that:

(i)

was the subject of a cease trade, an order similar to a cease trade order or an order that denied such company access to any exemption under securities legislation that was in effect for a period of more than thirty consecutive days (an “Order”) while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)

was subject to such an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer in the company that was the subject of the Order and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)

a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that company.

Individual Bankruptcies

During the ten years preceding the date of this proxy statement, no nominee for director of the Company has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Penalties and Sanctions

None of the proposed nominees for election as a director of the Company has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, has entered into a settlement agreement with any securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for the proposed director.

Disclosure of Corporate Governance Practices

National Instrument 58-101 Disclosure of Corporate Governance Practices requires companies to disclose the corporate governance practices that they have adopted. A description of the corporate governance practices adopted by the Company is set out in the attached Appendix “A”.

Proposal 2

Appointment of Independent Registered Public Accounting Firm

The Audit Committee and the Board have recommended that PricewaterhouseCoopers LLP be reappointed as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2013. BCBCA requires the shareholders of the Company to appoint the Independent Registered Public Accounting Firm for the Company.

The Board of Directors Recommends a Vote “FOR” Proposal 2.

Principal Accountant Fees and Services

PricewaterhouseCoopers LLP was first appointed as the independent registered public accounting firm of the Company for our financial statement audit for the year ended December 31, 2012, effective January 10, 2013, in connection with the relocation of the head office of the Company to San Diego, California.

The following is a summary of the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for 2016 and 2015. All fees described below were pre-approved by the Audit Committee.

	For the Years Ended December 31,
	2016	2015
	(in thousands)
Audit Fees(1)	$576	$399
Tax Fees(2)	-	4
Total Fees	$576	$403

(1)

Audit fees consist of fees billed for professional services by PricewaterhouseCoopers LLP for audit and quarterly reviews of our financial statements. Audit fees also include fees for services associated with periodic reports and other documents filed with the SEC, such as fees related to our S-1, S-3 and S-8 registration statements, including documents issued in connection with those filings such as consents and comfort letters.

(2)

Represents fees for preparation of federal, state and foreign income tax returns and related schedules and calculations, totaling $4,000 in 2015 including $2,000 in fees for general consultation regarding federal and foreign income tax matters in 2015.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has not adopted a formal written policy for the pre-approval of audit and non-audit services, but generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may also be given by Mr. Proehl, the Chair of the Audit Committee who has been delegated pre-approval authority by the Audit Committee, but the pre-approval decision must be communicated to the full Audit Committee at its next scheduled meeting.

PROPOSAL 3

APPROVAL OF THE 2017 OMNIBUS INCENTIVE PLAN

On March 29, 2017, the Board of Directors adopted the Company’s 2017 Omnibus Incentive Plan (the “Plan”), subject to the approval of the shareholders at this Annual Meeting. The following summary of the principal features of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this proxy statement as Appendix C. If shareholders approve the Plan, we will cease granting awards under the Company’s Amended and Restated 2011 Stock Option Plan (the “Prior Plan”).

The Plan is designed to enable the Company to attract, retain and motivate its officers, executives, management, non-employee directors and other key personnel, to further align the interests of such persons with those of our shareholders by providing for or increasing their proprietary interest in the Company, and to help promote a pay-for-performance linkage for such persons. The Plan authorizes the grant and issuance of awards that may take the form of stock options, stock appreciation rights, restricted stock, stock units, and performance-based incentive awards. The Plan has various provisions so that awards granted under it may, but need not, qualify as “performance-based compensation” that is exempt from the $1,000,000 limitation on the deductibility of compensation under Section 162(m) of the Code.

We are asking shareholders to approve the Plan. As of the effective date of the Plan, a total of 3,142,566 shares of the Company’s common stock will be authorized for awards granted under the Plan, less one share for every one share that was subject to an option or stock appreciation right granted after December 31, 2016 under the Prior Plan and prior to the effective date of the Plan and 2.0 shares for every one share that was subject to an award other than an option or stock appreciation right granted after December 31, 2016 under the Prior Plan and prior to the effective date of the Plan. Sophiris believes the Plan, including the maximum number of shares available for awards under the Plan, is necessary to ensure that we have adequate capacity to continue to attract and retain talented employees and non-employee directors. We believe that this number represents a reasonable amount of potential equity dilution and allows the Company to continue to award equity incentives, which are an important component of our overall compensation program.

As of December 31, 2016, there were 142,566 shares available for grant under the Prior Plan. If the Plan is approved by shareholders, the total number of shares available for awards to employees, non-employee directors and other key personnel will increase by 3,000,000, which increase represents approximately 10.0% of the Company’s outstanding common equity as of December 31, 2016.

Section 162(m)

The Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). However, there can be no guarantee that amounts payable under the Plan will be treated as qualified “performance-based” compensation under Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to, and approved by, the Company’s shareholders every five years. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and shareholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

Share Usage and Key Data

Number of shares that will be authorized for future grant after shareholder approval of the Plan (1)	3,142,566
Number of shares relating to outstanding stock options at December 31, 2016	2,868,198
Number of shares outstanding at December 31, 2016 relating to awards of restricted stock and restricted stock units	—
Weighted average remaining term of outstanding options at December 31, 2016	4.8 years
Weighted average exercise price of outstanding options at December 31, 2016	$3.63
(1) Grants of stock-based awards other than options or SARs will count against the authorization as 2.0 shares.

The authorization will also be reduced by the number of shares granted between December 31, 2016 under the Prior Plan and the date of shareholder approval at the fungible ratio.

A company’s burn rate is equal to the total number of equity awards the company granted in a fiscal year divided by the weighted average common shares outstanding for that year. Our three-year average burn rate, at the time the Board approved the Plan, was approximately 2.64%, as further outlined in the table below:

				3 Year Average
	2016	2015	2014	2014 - 2016
Number of stock options granted	1,290,000	302,000	87,000	559,667
Weighted average shares outstanding	23,002,000	16,881,000	16,586,000	18,823,000
Burn rate	5.61%	1.79%	0.52%	2.64%

We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. We carefully monitor our annual burn rate, dilution, and equity expense to ensure that we maximize shareholders’ value by granting only the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, directors and consultants. We believe that the number of shares available for issuance under the Plan will be sufficient for at least two years of equity grant activity under our current compensation program, organizational structure and capital structure. However, nothing is guaranteed and circumstances may change.

Key Features of the Plan

The Plan has a number of special terms and limitations that are supportive of sound corporate governance practices, including:

•

Stock Options and Stock Appreciation Rights Granted At No Less Than Fair Market Value. The exercise price for stock options and stock appreciation rights (“SARs”) granted under the Plan must equal or exceed the underlying stock’s fair market value as of the grant date, subject to a limited exception for awards that are assumed or substituted in corporate transactions;

•	Prohibition on Repricing. The Plan expressly states that stock options and stock appreciation rights may not be “repriced” without shareholder approval;

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Fungible Ratio. The Plan utilizes a “fungible ratio” where any stock awards other than stock options and SARs reduce the number of shares available for issuance by 2.0 times the number of shares subject to such award;

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Prohibition on Liberal Recycling. Shares tendered by a participant or withheld by the Company in payment of the purchase price of a stock option or to satisfy any tax withholding obligation with respect to any award do not become available for issuance as future awards under the Plan;

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Prohibition on Paying Dividends or Dividend Equivalents on Unvested Awards. Dividends or dividend equivalents credited or payable in connection with an award under the Plan that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests;

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Limit on Non-Employee Director Compensation. The aggregate dollar value of shares subject to awards granted under the Plan, together with any cash compensation earned and paid or payable, during any calendar year to any one non-employee director will not exceed $500,000; provided, however, that this limitation will be $750,000 in the first year a person becomes a non-employee director.

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No Single Trigger Equity Acceleration. Upon a change of control of the Company, there is no automatic acceleration of equity awards (no “single trigger”) under the Plan; instead, the administrator of the Plan has discretion to determine the treatment of awards; and

•	No Change of Control/280G Tax Gross-Ups. Sophiris does not provide its employees with tax gross-ups on change of control benefits.

Summary of the Plan

Set forth below is a summary of the features of the Plan. A copy of the Plan is set forth as Appendix “C” to this proxy statement. Because this is a summary, it may not contain all the information that you consider important, and thus, we encourage you to read the full text of the Plan.

Purpose of the Plan. The purpose of the Plan is to assist us and our affiliates in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will benefit our shareholders through the additional incentives inherent in the awards under the Plan.

Shares Available. The maximum number of shares of Common Stock that are available for awards under the Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below) is 3,142,566 shares, less one (1) share of common stock for every one share that was subject to a stock option or SAR granted after December 31, 2016 under our Prior Plan and 2.0 shares for every one share that was subject to an award other than an option or SAR granted after December 31, 2016 under the Prior Plan. Any shares that are subject to options or SARs granted under the Plan shall be counted against this limit as one share for every one share granted. Any shares that are subject to awards other than options or SARs granted under the Plan shall be counted against this limit as 2.0 shares for every one share granted. After the date of the approval of the Plan by shareholders, no awards may be granted under the Prior Plan.

If any shares subject to an award under the Plan or, after December 31, 2016 any shares subject to an award under the Prior Plan, are forfeited, expire or are settled for cash, the shares subject to the award may be used again for awards under the Plan to the extent of the forfeiture, expiration or cash settlement. The shares will be added back as one share for every share if the shares were subject to options or SARs granted under the Plan or under the Prior Plan and (ii) as 2.0 shares for every share if the shares were subject to awards other than options or SARs granted under the Plan or under the Prior Plan. The following shares will not be added to the shares authorized for grant as described above: (i) shares tendered by the participant or withheld by us in payment of the purchase price of an option, (ii) shares tendered by the participant or withheld by us to satisfy tax withholding with respect to an award, (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise and (iv) shares repurchased in the open market with the proceeds from the exercise of an option.

Shares of common stock under awards made under the Plan in substitution or exchange for awards granted by a company acquired by us or an affiliate, or with which we or an affiliate combine (“Substitute Awards”), do not reduce the maximum number of shares that are available for awards under the Plan. In addition, if a company acquired by us or an affiliate, or with which we or an affiliate combine, has shares remaining available under a pre-existing plan approved by its shareholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the Plan and will not reduce the maximum number of shares of common stock that are available for awards under the Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not our employees or directors prior to the acquisition or combination.

The maximum number of shares that may be issued under the Plan pursuant to the exercise of “incentive stock options,” as defined in Section 422 of the Code is 3,142,566 shares.

Eligibility. Options, SARs, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards (including performance shares, performance units, and performance cash) may be granted under the Plan. Options may be either incentive stock options, or nonstatutory stock options. Awards may be granted under the Plan to any employee and non-employee member of the Board of Directors, and any consultant or advisor who is a natural person and provides services to us and/or an affiliate (subject to certain requirements as described in the Plan); incentive stock options may be granted only to our employees (or to employees of a “parent corporation” or “subsidiary corporation” as defined under the Code and in accordance with applicable rules).

Awards to be Granted to Certain Individuals and Groups. As of March 30, 2017, approximately five employees, 10 consultants, and four non-employee directors would have been eligible to participate in the Plan had it been effective. The Compensation Committee of the Board of Directors (the “Committee”), in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each such award (or the dollar value of certain performance awards), and determines the other terms and conditions relating to the awards. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person in the future.

Limits on Awards to Participants. Subject to certain equitable adjustments, the Plan provides that no participant may be granted (i) options or SARs during any calendar year with respect to more than 1,000,000 shares and (ii) restricted stock awards, restricted stock unit awards, performance awards and/or other share-based awards during any calendar year that are intended to comply with the performance-based exception under Section 162(m) and are denominated in shares under which more than 1,000,000 shares may be earned for each 12 months in the vesting period or performance period. During any calendar year, no participant may be granted performance awards that are intended to comply with the performance-based exception under Section 162(m) and are denominated in cash under which more than may $5,000,000 may be earned for each 12 months in the performance period. Each of these limitations will be multiplied by two with respect to awards granted to a participant during the first calendar year in which the participant commences employment with the Company and its affiliates. If an award is cancelled, the cancelled award will continue to be counted toward the applicable limitations.

Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single calendar year, plus all cash paid or payable to such director for the same calendar year (whether or not paid under this Plan, and including, for example, annual retainers and other fees), will not exceed $500,000; provided, however, that this limitation will be $750,000 in the first year a person becomes a non-employee director.

Administration. The Plan will be administered by the Committee (or a subcommittee) which will consist of at least two members of the Board of Directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” under Section 162(m) and an “independent director” under the rules of the principal U.S. national securities exchange on which the Company’s common stock is traded (the “Principal Exchange”), to the extent required by such rules. The Committee has the authority to determine the terms and conditions of awards (including, but not limited to, determining whether awards may be settled in cash, shares or other property, determining whether amounts payable with respect to an award can be deferred, and determining whether any award will be canceled or suspended, or vesting terms or other restrictions waived or accelerated), and to interpret and administer the Plan. The Committee may to the extent not inconsistent with applicable law, including Section 162(m), and the rules of the Principal Exchange (i) delegate to a committee of one or more directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the Plan, and (ii) authorize an executive officer or a committee of executive officers the right to make awards to employees who are not directors or executive officers and cancel or suspend awards under the Plan to such employees.

Stock Options. The Committee may grant either non-qualified stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted (except for Substitute Awards). Fair market value of the common stock is generally equal to the closing price for the common stock on the Principal Exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported), except for Substitute Awards. As of March 30, 2017, the closing price of one share of our common stock as reported on the NASDAQ Stock Market was $2.85 per share.

The Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares previously acquired by the participant, any other form of consideration approved by the Committee and permitted by applicable law (including withholding of shares that would otherwise be issued on exercise), or any combination thereof. Options granted under the Plan expire no later than ten years from the date of grant except in the event of the participant’s death or disability. If on the last day of the term the exercise of the option is prohibited by applicable law or the holder cannot purchase or sell shares due a “black-out period” under the Company’s insider trading policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term will be automatically extended for a 30-day period from the end of the prohibition or black-out period, but not to exceed the expiration of the option as set forth in the award agreement.

Stock Appreciation Rights. The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of common stock on the date the SAR is granted (except for Substitute Awards). The term of an SAR may be no more than ten years from the date of grant except in the event of the participant’s death or disability. If on the last day of the term the exercise of the SAR is prohibited by applicable law or the holder cannot purchase or sell shares due a “black-out period” under the Company’s insider trading policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term will be automatically extended for a 30-day period from the end of the prohibition or black-out period, but not to exceed the expiration of the SAR as set forth in the award agreement. SARs are subject to terms and conditions set by the Committee, including conditions for exercise that must be satisfied.

Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares or other property, or any combination thereof, as the Committee may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.

Restricted Stock Awards. Restricted stock awards may be issued either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock awards, including the number of shares granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a shareholder from the date of grant of the award, including the right to vote the shares of common stock subject to the award and the right to ultimately receive cash dividends and share and property distributions on the shares (subject to the requirements for dividends on unvested awards as described under “Dividends; Dividend Equivalents” below).

Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares of common stock may be granted either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards granted under the Plan and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock units, including conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award. Any cash dividends and share and other property distributed with respect to the award will be subject to the same restrictions as the award.

Other Share-Based Awards. The Plan also provides for the award of shares of and other awards that are valued by reference to common stock or other property (“Other Share-Based Awards”). Such awards may be granted alone or in addition to other awards under the Plan. Other Share-Based Awards may be paid in cash, shares or other property, or a combination thereof, as determined by the Committee. The Committee determines the terms and conditions of Other Share-Based Awards, including any conditions for vesting that must be satisfied.

Director Fees. Non-employee directors may, if determined by the Board of Directors, receive Other Share-Based Awards in the form of deferred stock units (or any other type of award, as determined by the Board), in lieu of all or a portion of their annual retainer and/or other meeting fees, provided any such election is made in accordance with the requirements of Section 409A of the Code. The Committee will, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections.

Performance Awards. Performance awards provide participants with the opportunity to receive shares of common stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Committee. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting.

Performance Criteria. At the Committee’s discretion, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the following criteria:

sales (including same store or comparable sales); net sales; return on sales; revenue, net revenue, product revenue or system-wide revenue (including growth of such revenue measures); operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; gross or net profit margin; gross profit growth; net operating profit (before or after taxes); operating earnings; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (including operating cash flow and free cash flow) or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; cash flow return on capital; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholders equity; operating efficiencies; cost reductions or savings; market share; customer satisfaction; customer growth; employee satisfaction; productivity or productivity ratios; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level year-end cash position; book value; factoring transactions; competitive market metrics; timely completion of new product roll-outs; timely launch of new facilities (such as new store openings, gross or net); sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); bookings; royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; factoring transactions; and recruiting and maintaining personnel.

Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an affiliate, division, business segment or business unit of the Company or an affiliate, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, or items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, affiliate, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results. Such performance goals (and any exclusions) will (i) be set by the Committee prior to the earlier of (i) 90 days after the commencement of the applicable performance period and the expiration of 25% of the performance period, and (ii) otherwise comply with the requirements of, Section 162(m).

Adjustments to Awards Subject to Performance Criteria. The Committee may make downward, but not upward, adjustments with respect to any amount payable pursuant to any award that is subject to performance criteria and is intended to be treated as performance-based compensation under Section 162(m). The Committee may not waive achievement of performance goals for such awards, except in the case of death, disability or as otherwise determined by the Committee in special circumstances and in accordance with Section 162(m). Awards may, but need not, be designed in order to qualify as “performance-based” under Section 162(m), and for awards that are not intended to constitute qualified performance-based compensation, the Committee may designate performance goals other than those set forth above.

Change in Control. In the event of a change in control of the Company (as defined in the Plan), unless otherwise provided in an award agreement or any other written agreement between the Company or any affiliate and a participant, or unless otherwise expressly provided by the Board at the time of grant, the Board will take one or more of the following actions with respect to an award, contingent upon the closing or completion of the change in control:

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arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the change in control);

●	arrange for the assignment of any reacquisition or repurchase rights to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

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accelerate the vesting, in whole or in part, of the award, and if applicable, the time at which the award may be exercised (with such acceleration still contingent upon the closing or completion of the change in control);

●	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company;

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cancel the award, to the extent not vested or not exercised prior to the effective time of the change in control, in exchange for no consideration ($0) or such consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

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cancel the award, to the extent not vested or not exercised prior to the effective time of the change in control, in exchange for a payment, in such form as may be determined by the Board, equal to the excess, if any, of the per share amount (or value of property per share) payable to holders of common stock in connection with the change in control, over the per share exercise price under the applicable award, multiplied by the number of shares subject to the award.

In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the change in control may apply to such payment to the holder of the award to the same extent and in the same manner as such provisions apply to the holders of Company shares. The Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants.

Dividends; Dividend Equivalents. Awards other than options and SARs may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of common stock covered by an award. The Committee may provide that the dividend equivalents (if any) will be deemed to have been reinvested in additional shares or otherwise reinvested or accumulated and credited to a bookkeeping account, but in any event will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid unless and until the underlying award is vested.

No Repricing. The Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of the Company) unless shareholder approval is obtained. For purposes of the Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award under the Plan if the exercise price or grant price of the option of SAR is greater than the fair market value of the common stock, or any other action with respect to an option or SAR that may be treated as a repricing under the rules of the Principal Exchange.

Nontransferability of Awards. No award under the Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments to the Plan and awards will be made as the Committee determines to be equitable and appropriate, including adjustments in the number and class of shares of stock available for awards under the Plan, the number, class and exercise or grant price of shares subject to awards outstanding under the Plan, and the limits on the number of awards that any person may receive.

Termination of Employment. The Committee will determine and set forth in the award agreement whether any awards will continue to be exercisable and continue to vest or be earned, and the terms of such exercise, vesting or earning, on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise. Notwithstanding the foregoing, and except as provided otherwise in an award agreement or other written agreement between the Company or any affiliate and the participant, upon a termination for cause (as defined in the Plan), any and all outstanding awards (whether or not vested, and including vested but unexercised options) will be forfeited and cancelled without consideration.

Deferral. The Committee is authorized to establish procedures pursuant to which the payment of any award may be deferred.

Tax Withholding. The Company will have the right to make all payments or distributions pursuant to the Plan net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any award, (b) the exercise of an option or SAR, (c) the delivery of shares or cash, (d) the lapse of any restrictions in connection with any award or (e) any other event occurring pursuant to the Plan. The Company or any affiliate will have the right to withhold from wages or other amounts otherwise payable to a participant (or permitted assignee) such withholding taxes as may be required by law, or to otherwise require the participant (or permitted assignee) to pay such withholding taxes. The Committee is authorized to establish procedures to satisfy obligations for the payment of such taxes by tendering previously acquired shares (either actually or by attestation, valued at their then fair market value), or by directing the Company to retain shares (up to the minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost, in accordance with Company policy and at the discretion of the Committee) otherwise deliverable in connection with the Award.

Recoupment. All awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the Principal Exchange or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an award agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of “cause” (as defined in the Plan). No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

Amendment and Termination. The Plan may be amended or terminated by the Board except that shareholder approval is required for any amendment to the Plan which increases the number of shares of available for awards under the Plan, expands the types of awards available under the Plan, materially expands the class of persons eligible to participate in the Plan, permits the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions prohibiting the repricing of stock options and SARs as described above under “No Repricing,” increases the limits on shares subject to awards or the dollar value payable with respect to performance awards (or adds any performance goals to be used for Section 162(m) performance-based compensation awards), or takes any action with respect to an option or SAR that may be treated as a repricing under the rules of the Principal Exchange. No amendment or termination may materially impair a participant’s rights under an award previously granted under the Plan without the written consent of the participant.

Awards may be granted under the Plan at any time and from time to time until the Plan is terminated by the Board, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an incentive stock option be granted more than ten years after the Plan is approved by the Board.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual. Because the U.S. federal income tax rules governing stock options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of stock options or dispositions of stock acquired pursuant to option exercise.

Stock Options. A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of common stock over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of common stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.

To the extent that options designated as incentive stock options (granted under all stock option plans of the Company or any affiliate) become exercisable by a participant for the first time during any calendar year for stock having a fair market value greater than one hundred thousand dollars ($100,000) or otherwise does not comply with all the requirements to be treated as incentive stock options, the portion of such options which exceeds such amount or do not meet such additional requirements will be treated as non-qualified (nonstatutory) stock options notwithstanding any contrary provisions in the award agreement or any other agreement with the participant, and by accepting any option grant under the Plan, the participant expressly acknowledges such restriction. For purposes of the Plan, options designated as incentive stock options will be taken into account in the order in which they were granted, and the fair market value of shares will be determined as of the time the option with respect to such shares is granted. If the Code is amended to provide for a different limitation, such different limitation will be deemed incorporated in the Plan effective as of the date and with respect to such options as required or permitted by such amendment to the Code.

Stock Appreciation Rights. No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of common stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards. The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of common stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.

The participant will not realize ordinary income on the grant of a restricted stock unit award, (or a performance award under which shares of common stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award.

Upon disposition of shares of common stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction. We generally will be entitled to a tax deduction in connection with an award under the Plan, subject to the provisions of Section 162(m), in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) may limit the deductibility of compensation paid to the Company’s chief executive officer and to each of the next three most highly compensated executive officers other than the chief financial officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is treated as performance-based compensation under Section 162(m). Compensation attributable to stock options and SARs under the Plan should qualify as performance-based compensation if the awards are made by the Committee and the exercise or grant price of the award is no less than the fair market value of the common stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards may qualify as performance-based compensation if (i) the compensation is approved by the Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Committee while the outcome is substantially uncertain, and (iii) the Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied. However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Plan will be deductible under all circumstances.

Excess Parachute Payments. Upon accelerated exercisability, vesting, or payment of award contingent upon or in connection with a change of control of the Company, certain amounts associated with such awards could, depending upon the individual circumstances of the recipient participant, constitute “excess parachute payments” under the golden parachute provisions of the Code. Pursuant to these provisions a participant will be subject to a 20% excise tax on any excess parachute payment and the Company may be denied any deduction with respect to such excess parachute payment. The limit on the deductibility of compensation under Section 162(m) is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the awards accelerated and the past compensation of the participant.

Section 409A. It is the intention of the Company that awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an award is subject to and fails to comply with the requirements of Section 409A of the Code, the participant may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A of the Code imposes a 20% penalty tax, as well as interest, on the participant with respect to such amounts.

New Plan Benefits

No awards will be granted under the Plan prior to its approval by the shareholders of Sophiris. We have made certain grants under the Prior Plan to our executive officers and non-employee directors, as discussed below under “Executive and Director Compensation” and we expect to make additional grants to certain of our executive officers later this year as well as to our non-employee directors. However, we cannot currently determine the total amount of benefits or number of shares subject to equity awards that may be granted in the future to executive officers, directors and employees under the Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2016 under the Prior Plan: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

Name	Weighted Average Exercise Price of Stock Option Awards ($)	Number of Shares Subject to Stock Option Awards
Randall E. Woods	2.38	501,467
Chief Executive Officer and President
Peter T. Slover	2.04	257,467
Chief Financial Officer
Dr. Allison Hulme	2.15	309,467
Chief Operating Officer and Head of Research and Development
Executive Officers (3 people)	2.23	1,068,401
Non-Employee Director Group (4 people)	0.99	33,000
Non-Officer Employees Group (2 people)	2.31	188,400

Required Vote

To be approved, this Proposal 3 must receive a “For” vote from the majority of shares present and entitled to vote at the Annual Meeting or by proxy. Abstentions will not be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as “Against” votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this proposal has been approved.

The Board of Directors Recommends a Vote “FOR” the Approval of the 2017 Omnibus Incentive Plan.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers:

Name	Age	Position(s)
Randall E. Woods	65	Chief Executive Officer, President and Director
Allison Hulme, Ph.D.	54	Chief Operating Officer and Head of Research and Development and Director
Peter T. Slover	42	Chief Financial Officer

 Randall E. Woods, Chief Executive Officer, President and Director

Mr. Woods has been our Chief Executive Officer and President since August 2012 and a member of our Board since October 2012 and brings with him more than 40 years of biotech and pharmaceutical leadership experience. Prior to joining Sophiris, Mr. Woods was serving as a consultant to a number of private biotechnology companies. From September 2007 until September 2011, Mr. Woods was President and Chief Executive Officer of Sequel Pharmaceuticals, a private biotechnology company. Mr. Woods was the President and Chief Executive Officer of NovaCardia, Inc., a pharmaceutical company focused on cardiovascular diseases, until its acquisition by Merck & Co. From May 1996 until July 2003 and prior to NovaCardia, Mr. Woods was President and Chief Executive Officer of Corvas International, Inc., a publicly held biopharmaceutical company focused on cardiovascular disease and cancer, until its acquisition by Dendreon Corporation in July 2003. Before joining Corvas, he served as President of Boehringer Mannheim’s U.S. pharmaceutical operations from March 1994 until March 1996 and was Vice President of Marketing and Sales at Boehringer Mannheim from December 1993 to February 1994. Prior to that he spent 20 years at Eli Lilly & Company in various sales and marketing positions from 1973 to December 1993. Mr. Woods is a past Chairman for the advisory board of UC San Diego’s Sulpizio Family Cardiovascular Center and is a past Chairman of the Board of Directors for BIOCOM, a life science industry association in Southern California. Mr. Woods serves on the Board of Directors of Arena Pharmaceuticals. He received his B.S. in biology and chemistry from Ball State University and an M.B.A. in marketing from Western Michigan University.

Dr. Allison Hulme, Chief Operating Officer, Head of Research and Development and Director

Dr. Hulme has been our Chief Operating Officer and Head of Research and Development since April 2011 and a member of our Board since October 2016. Dr. Hulme brings over 20 years of drug development experience to the company. From January 2005 to October 2009, Dr. Hulme served as Executive Vice President of Autoimmune, Tysabri, Global Development and Head of Autoimmune and Tysabri Franchise at Elan Corporation, plc (also known as Elan Pharmaceuticals), a neuroscience-focused biotechnology company. She served as Executive Vice President and head of global development at Elan Pharmaceuticals from October 1995 to January 2005. Previously, Dr. Hulme held several positions in clinical research at Glaxo Wellcome Pharmaceuticals and served as lecturer at Luton University. Dr. Hulme holds a first class honors Degree in Science from Luton University and a Ph.D. from Cranfield Institute of Technology.

Peter T. Slover, Chief Financial Officer

Mr. Slover has been our Chief Financial Officer since January 2013. He served as our Head of Finance and Principal Accounting Officer from April 2012 to January 2013. From April 2004 to April 2012, Mr. Slover held a variety of significant management positions at Anadys Pharmaceuticals, Inc., a public biotechnology company, including Vice President, Finance and Operations, a position that he held from July 2009 to April 2012, Senior Director, Finance and Corporate Controller, Senior Manager, Financial Reporting and Internal Controls and Manager of Financial Reporting. Prior to joining Anadys, Mr. Slover was an auditor at KPMG LLP, where he spent seven years in public accounting. Mr. Slover is a Certified Public Accountant in the State of California. He received a B.S. in Business Administration from Shippensburg University.

EXECUTIVE AND DIRECTOR COMPENSATION

Our principal executive officer and our next two highest compensated executive officers other than the principal executive officer for the year ended December 31, 2016 (the “named executive officers”) are:

•	Randall E. Woods, our Chief Executive Officer and President

•	Peter T. Slover, our Chief Financial Officer

•	Dr. Allison Hulme, our Chief Operating Officer and Head of Research and Development

Summary Compensation Table

The following table sets forth total compensation awarded to, earned by or paid to our named executive officers for the last two completed fiscal years:

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)	Total compensation ($)
Randall E. Woods	2016	478,344	127,713	1,013,891	310,924	23,104(4)	1,953,976
Chief Executive Officer and President	2015	464,412	—	38,726	104,493	18,333(5)	625,964
Peter T. Slover	2016	322,355	86,066	446,032	209,530	13,863(6)	1,077,846
Chief Financial Officer	2015	312,966	—	13,107	70,417	13,794(7)	410,284
Allison Hulme, Ph.D.	2016	371,421	99,166	567,051	241,424	108,331(8)	1,387,403
Chief Operating Officer and Head of Research and Development	2015	360,603	—	16,086	81,136	127,516(9)	585,341

(1)	Amounts shown represent retention bonuses earned for the 2016 fiscal year. The retention bonuses were paid in the first quarter of 2017.
(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the applicable fiscal year computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation,” (“ASC 718”) and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year-ended December 31, 2016. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common shares underlying such stock options.

(3)

Amounts shown represent performance bonuses earned for the applicable fiscal year. The performance bonuses for 2015 were paid in 2016 upon the completion of our financing in May 2016. The performance bonuses for 2016 were paid in the first quarter of 2017.

(4)

Includes: (i) $10,600 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of the Company paid premiums of $2,446 for life, accidental death and dismemberment and long-term disability insurance and (iii) $10,058 as the benefit of group term life insurance in excess of Internal Revenue Service limits.

(5)

Includes: (i) $10,600 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of the Company paid premiums of $2,539 for life, accidental death and dismemberment and long-term disability insurance and (iii) $5,194 as the benefit of group term life insurance in excess of Internal Revenue Service limits.

(6)

Includes: (i) $10,600 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of Company paid premiums of $2,512 for life, accidental death and dismemberment and long-term disability insurance and (iii) $751 as the benefit of group term life insurance in excess of Internal Revenue Service Limits.

(7)

Includes: (i) $10,600 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of Company paid premiums of $2,463 for life, accidental death and dismemberment and long-term disability insurance and (iii) $731 as the benefit of group term life insurance in excess of Internal Revenue Service Limits.

(8)

Includes reimbursed commuting costs for Dr. Hulme’s travel from her residence to San Diego. Includes reasonable expenses for temporary housing, airfare and car service while Dr. Hulme is living in San Diego. All commuting reimbursement amounts are grossed up for applicable federal and state taxes. The table below outlines the costs reimbursed and related tax gross-ups during 2016:

Type of expenses reimbursed	Expense	Gross-up on Reimbursed Expense	Total
Temporary Housing	$44,400	$28,971	$73,371
Airfare	8,067	5,062	13,129
Car Service	4,206	2,639	6,845
Total			$93,345

Also included as a component of other compensation is (i) $10,600 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of company paid premiums of $2,564 for life, accidental death and dismemberment and long-term disability insurance and (iii) $1,822 as the benefit of group term life insurance in excess of Internal Revenue Service Limits.

(9)

Includes reimbursed commuting costs for Dr. Hulme’s travel from her residence to San Diego. Includes reasonable expenses for temporary housing, airfare and car service while Dr. Hulme is living in San Diego. All commuting reimbursement amounts are grossed up for applicable federal and state taxes. The table below outlines the costs reimbursed and related tax gross-ups during 2015:

Type of expenses reimbursed	Expense	Gross-up on Reimbursed Expense	Total
Temporary Housing	$44,400	$27,300	$71,700
Airfare	15,593	9,621	25,214
Car Service	9,673	5,968	15,641
Total			$112,555

Also included as a component of other compensation is (i) $10,600 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of company paid premiums of $2,539 for life, accidental death and dismemberment and long-term disability insurance and (iii) $1,822 as the benefit of group term life insurance in excess of Internal Revenue Service Limits.

 Annual Base Salary

The Compensation Committee approved the following 2016 and 2015 base salaries for our named executive officers, which became effective on January 1st of each fiscal year:

Name	Fiscal 2016 Base Salary ($)	Fiscal 2015 Base Salary ($)
Randall E. Woods	478,344	464,412
Peter T. Slover	322,355	312,966
Allison Hulme, Ph.D.	371,421	360,603

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive an annual performance-based cash bonus, which is designed to provide an appropriate incentive to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each executive officer is eligible to receive is based on the individual’s target bonus, as a percentage of base salary. The amount of the performance-based bonus, if any, an executive earns is based on the achievement of certain corporate and individual performance goals recommended by the Compensation Committee and approved by the Board in the beginning of the year to which the bonus relates. There is no minimum or maximum bonus established for the named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and individual performance. At the end of the year, the Compensation Committee recommends and our Board approves the extent to which the corporate and individual goals have been achieved, based on achievement of the corporate and individual goals and management’s review and recommendation, except our executives do not make recommendations with respect to their own achievement. The Board may award a bonus in an amount above or below the target bonus, based on factors that the Board determines, with input from the Compensation Committee, are material to our corporate performance and provide appropriate incentives to our executives. Bonuses are not earned or vested until they are awarded and paid. Pursuant to their employment agreements or offer letters, each named executive officer has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below.

Name	Target Bonus (%)
Randall E. Woods	50
Peter T. Slover	40
Allison Hulme, Ph.D.	50

The corporate and individual goals are determined by the Board based on the recommendation of the Compensation Committee and communicated to the named executive officers shortly following the beginning of each fiscal year. The corporate goals relate to our annual company goals and various business accomplishments which vary from time to time depending on our overall strategic objectives. The individual goals relate to each named executive officer’s specific job responsibilities and often to the executive’s performance towards reaching our corporate goals for the designated year. The proportional emphasis between corporate and individual goals does not necessarily involve a mathematical analysis or pre-established weighting of each goal. The Board may, but need not, establish a specific weighting amongst various corporate goals. The emphasis placed on goals may vary from time to time depending on our overall strategic objectives and the Compensation Committee’s and Board’s subjective determination of which goals have more impact on our performance.

2015 Performance-Based Bonus

For 2015, the corporate goals and relative overall weighting towards total corporate goal achievement were as follows:

•	Results of the proof of concept clinical trial for topsalysin (PRX302) for the treatment of localized prostate cancer (55%);

•	Results of the BPH Phase 3 clinical trial (30%);

•	Complete the fill/finish and release drug product for potential Phase 2/3 prostate cancer clinical trial (10%); and

•	Maintain NASDAQ listing (5%).

No individual goals were established for our named executive officers for 2015.

Notwithstanding our 2015 corporate performance, the Compensation Committee determined that evaluation and payment of any 2015 performance bonuses to our executives would also be contingent upon our completion of a financing or strategic transaction during 2016. In May 2016, following the completion of a financing in which we raised approximately an additional $7.0 million in proceeds, the Compensation Committee of our Board reviewed the 2015 corporate goals outlined above in detail, taking into consideration all circumstances, and determined that we achieved certain of our 2015 corporate goals. The Compensation Committee recommended to the Board and the Board approved a 45% overall achievement of our 2015 corporate goals due to the following:

●

The Company made significant progress in setting up and getting the patients enrolled into the proof of concept clinical trial for topsalysin for the treatment of localized prostate cancer during 2015 but the results for this study were not reported until June 2016 and as a result the Board of Directors did not consider the goal of obtaining the results from this study completed in 2015.

●	The Company reported the results from its Phase 3 clinical trial for the treatment of BPH in November 2015.

●	The Company completed the fill/finish and release of its drug product for its Phase 2b prostate cancer clinical trial in 2015.

●	The Company maintained its listing on NASDAQ throughout 2015.

The Compensation Committee recommended to the Board and our Board determined that each of our named executive officers had contributed towards our corporate goal achievement and therefore should receive 45% of their target bonus. Accordingly, the Board authorized the payment of the 2015 bonuses to our named executive officers in May 2016. Such bonus amounts were $104,493, $70,417 and $81,136 for Messrs. Woods and Slover and Dr. Hulme, respectively.

Retention Bonus Payments

On May 25, 2016, our Board of Directors, based on the recommendation of the Compensation Committee, adopted a retention plan that would enable the Company’s named executive officers to receive cash retention payments equal to 55% of their 2015 target bonus if they remained employees of the Company on the earlier of December 31, 2016 or the closing of a change of control transaction for the Company. All named executive officers remained at the Company through December 31, 2016 and therefore these amounts were paid out in early 2017. Such bonus amounts were $127,713, $86,066 and $99,166 for Messrs. Woods and Slover and Dr. Hulme, respectively.

2016 Performance-Based Bonus

For 2016, the corporate goals and relative overall weighting towards total corporate goal achievement were as follows:

•	Initiate Phase 2b localized prostate cancer trial (35%);

•	Complete financing to allow for the financing of a Phase 2b Prostate Cancer clinical trial and certain manufacturing CMC activities (35%);

•	Complete Phase 2a localized prostate cancer trial and report results (15%); and

•	Maintain NASDAQ listing and maintain compliance with the provisions of the Company’s loan with Oxford Finance LLC (the “Oxford Loan”) (15%);

No individual goals were established for our named executive officers for 2016.

In December 2016, the Compensation Committee of our Board reviewed the 2016 corporate goals outlined above in detail, taking into consideration all circumstances, and determined that we achieved our 2016 corporate goals. The Compensation Committee recommended to the Board and the Board approved a 130% overall achievement of our 2016 corporate goals due to the following:

●

The Company made significant progress in analyzing the data from the Phase 2a clinical study for the treatment of localized prostate cancer to ensure that the proper patient population was identified and the appropriate dose was identified prior to the initiation of the next Phase 2 study. In addition, the Board recognized that the Company took the additional step of providing for a potential second dose in the Phase 2b clinical trial for localized prostate cancer. The Board recognized that significant effort was required by the Company to provide the documentation necessary to support the ability to provide this second dose, if necessary. In addition, the Company was on-track to submit regulatory documents in both the United States and the United Kingdom. The Board noted that the Company’s timeline for the initiation of the study was not met but the Board also noted that the inclusion of a potential second dose in the Phase 2b study was a significant addition to the clinical development program of topsalysin and that the delay in the start of the study was reasonable as it allowed for the inclusion of the potential second dose.

●

The Company completed two financings in 2016 which raised net proceeds of approximately $34.4 million. The Company expects that the proceeds from these financings will allow the Company to complete its Phase 2b clinical trial in localized prostate cancer and complete certain manufacturing activities.

●	The Company completed its Phase 2a clinical trial for the treatment of localized prostate cancer and reported the results from the trial in June 2016.

●	The Company maintained its listing on NASDAQ and maintained compliance with the provisions of the Oxford Loan throughout 2016.

The Compensation Committee recommended to the Board and our Board determined that each of our named executive officers had contributed towards our corporate goal achievement and therefore should receive 130% of their target bonus (with Mr. Slover’s target bonus based on 50% of his base salary rather than 40% of his base salary as set forth in his employment agreement). Accordingly, the Board authorized the payment of the 2016 bonuses to our named executive officers in January 2017. Such bonus amounts were $310,924, $209,530 and $241,424 for Messrs. Woods and Slover and Dr. Hulme, respectively.

Long-Term Incentive Compensation

Our long-term, equity-based incentive awards are designed to align the interests of our named executive officers and our other employees, non-employee directors and consultants with the interests of our shareholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards.

We use stock options as the primary incentive vehicle for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. We generally provide initial grants in connection with the commencement of employment of our named executive officers and from time to time as our Board, often through recommendation by our Compensation Committee, determines appropriate. We also provide annual retention grants shortly following the end of each year and performance-based grants when necessary to encourage our named executive officers to meet specific performance goals.

As of the date of the filing of this proxy statement, we have only granted stock options pursuant to our stock option plan, the terms of which are described below under “– Equity Compensation Plans and Other Benefit Plans – Stock Option Plan.” All options are granted with an exercise price no less than the fair market value of our common shares on the date of grant of each award.

The Board, often through recommendation by the compensation committee, determines the number of stock options to be awarded to our executive officers and directors. Stock options are awarded to our directors as described below under the section “– Non-Employee Director Compensation.” Stock options are granted to reward individuals for current performance, expected future performance and value to the company. The size of awards made subsequent to the commencement of employment takes into account stock options already held by the individual. Stock options granted to our employees typically vest over a three-year period and may also vest subject to certain performance criteria.

In May 2016, the Board awarded stock option grants to our named executive officers in conjunction with the Board’s review of the 2015 corporate goals. Messers. Woods and Slover and Dr. Hulme were granted stock options awards covering 103,467 shares, 103,467 shares and 103,467 shares, respectively. In December 2016, the Board awarded stock option grants to our named executive officers in conjunction with the Board’s review of the 2016 corporate goals. Messers. Woods and Slover and Dr. Hulme were granted stock options covering 398,000 shares, 154,000 shares and 206,000 shares, respectively. In future periods, the need to grant additional stock option grants in the form of annual retention grants will be reviewed by the Compensation Committee or Board on at least an annual basis.

Perquisites, Health, Welfare and Retirement Benefits

Perquisites

In conjunction with the hiring of Dr. Hulme, we agreed to reimburse Dr. Hulme for regular travel costs from her residence to San Diego and for temporary housing in San Diego for a period of one year from her hire date. This reimbursement was extended for fiscal year 2016. All amounts are grossed up for applicable federal and state taxes. A schedule of reimbursed expenses and the related tax gross-ups for Dr. Hulme is included in the footnotes to our Summary Compensation Table.

Other than what is outlined above, we do not provide perquisites or personal benefits to our named executive officers.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees.

We also pay the premiums for term life insurance, accidental death and dismemberment and long-term disability insurance for all of our employees, including our named executive officers.

Retirement Benefits

In 2012, the Board authorized and directed management of the company to implement and maintain the Sophiris Bio Inc. 401(k) Plan, (the “401(k) Plan”), a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code, for the eligible employees of the company, including the current employee named executive officers. The 401(k) Plan was established effective as of January 1, 2012. Under this 401(k) Plan we provide safe harbor 401(k) matching contributions as discussed in the section below entitled “– Equity Compensation Plans and other Benefit Plans – 401(k) Plan.”

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans, non-qualified defined contribution plans or pension plans sponsored by us.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth specified information concerning unexercised stock options and equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2016:

	Option Awards(1)
		Number of Securities
		Underlying Unexercised		Option
	Grant	Options		Exercise Price	Option
Name	Date	(#) Exercisable	(#) Unexercisable	($)(2)	Expiration Date
Randall E. Woods	10/04/2012	94,495	—	11.62	10/03/2017
	10/25/2013	430,375	—	4.41	10/24/2018
	02/05/2015	66,911	42,580(3)	0.4589	02/04/2020
	05/27/2016	—	103,467(3)	0.99	05/26/2021
	12/07/2016	—	398,000(3)	2.74	12/06/2026
Peter T. Slover	04/04/2012	5,768	—	18.59	04/03/2017
	01/10/2013	24,153	—	9.68	01/09/2018
	10/25/2013	147,727	—	4.41	10/24/2018
	02/05/2015	22,647	14,411(3)	0.4589	02/04/2020
	05/27/2016	—	103,467(3)	0.99	05/26/2021
	12/07/2016	—	154,000(3)	2.74	12/06/2026
Allison Hulme, Ph.D.	01/10/2013	16,306	—	9.68	01/09/2018
	10/25/2013	178,641	—	4.41	10/24/2018
	02/05/2015	27,794	17,687(3)	0.4589	02/04/2020
	05/27/2016	—	103,467(3)	0.99	05/26/2021
	12/07/2016	—	206,000(3)	2.74	12/06/2026

(1)	All of the options were granted under our stock option plan, the terms of which are described below under “– Equity Compensation Plans and Other Benefit Plans – Stock Option Plan.”
(2)

Prior to August 16, 2013, the date of our listing on NASDAQ, all stock options were granted with an exercise price denominated in Canadian dollars. Subsequent to August 16, 2013 all stock options were issued with an exercise price denominated in U.S. dollar. The Canadian dollar-denominated exercise price for options granted prior to August 16, 2013 have been converted to U.S. dollars using a U.S. dollar per Canadian dollar exchange rate of 0.7448, which was the year end rate as of December 31, 2016.

(3)

33% of the shares subject to the option vest and become exercisable one year from the date of the grant with the remaining shares subject to option vesting in equal monthly installments over the next two years such that all shares subject to the option will be fully vested on the third anniversary of the grant date.

Employment Agreements with Executive Officers

We entered into an employment agreement with Mr. Woods on August 16, 2012, in connection with his commencement of employment as our Chief Executive Officer and President. Pursuant to the employment agreement, Mr. Woods is entitled to an annual base salary of $425,000, a discretionary performance bonus of 40% of Mr. Woods’ annual base salary. In early 2013, the Board increased Mr. Woods’ target bonus percentage to 50% beginning with Mr. Woods’ 2012 bonus. Additionally, Mr. Woods’ employment agreement provided for a stock option grant and certain severance benefits upon a termination by us without cause and termination without cause or resignation for good reason in connection with a change of control of the company. The employment agreement also provides that Mr. Woods is subject to certain confidentiality and non-competition restrictions during and following the term of his employment with us and is further described in detail in the section below entitled “– Termination and Change of Control Benefits.”

We entered into an employment agreement with Mr. Slover on March 19, 2012, in connection with his commencement of employment as our Head of Finance and Principal Accounting Officer. Pursuant to the employment agreement, Mr. Slover is entitled to an annual base salary of $235,000, a discretionary performance bonus of 40% of Mr. Slover’s annual base salary. Additionally, Mr. Slover’s employment agreement provided for stock option grants and that Mr. Slover is subject to certain confidentiality and non-competition restrictions during the term of his employment with us.

We entered into an employment agreement with Dr. Hulme on March 31, 2011, pursuant to which Dr. Hulme was entitled to an annual salary of $330,000, a discretionary performance bonus of 50% of Dr. Hulme’s annual base salary. Additionally, Dr. Hulme’s employment agreement provided for additional benefits, including the stock option grants received in 2011 and reimbursement for Dr. Hulme’s travel and temporary living costs from her hire date through July 1, 2012 while she is required to work at our offices in San Diego, plus a gross up payment for such expenses. In January 2014, the Board of Directors, based on a recommendation from the Compensation Committee, approved the reimbursement of Dr. Hulme’s travel and living costs, plus a gross up payment for such expenses, for 2013 and 2014 without making any change to her employment agreement or committing to reimbursement of these costs for periods beyond 2014. In February 2015, the Board of Directors, based on a recommendation from the Compensation Committee, approved the reimbursement of Dr. Hulme’s travel and living costs, plus a gross up payment for such expenses for 2015 without making any changes to her employment agreement or committing to reimbursement of these costs for periods beyond 2015. In December 2016, the Board of Directors, based on a recommendation from the Compensation Committee, approved the reimbursement of Dr. Hulme’s travel and living costs, plus a gross up payment for such expenses for 2016 and 2017 without making any changes to her employment agreement or committing to reimbursement of these costs for periods beyond 2017. Dr. Hulme is subject to certain confidentiality and non-competition restrictions during and following the term of her employment with us.

Compensation Recovery Policies

The Board and the Compensation Committee have not determined whether they would attempt to recover bonuses from our executive officers if the performance objectives that led to the bonus determination were to be restated, or found not to have been met to the extent originally believed by the Compensation Committee. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we will be required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our president and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once final regulations on the subject have been adopted.

Equity Compensation Plans and Other Benefit Plans

Stock Option Plan

Our Amended and Restated 2011 Stock Option Plan, (“Prior Plan”), was last approved by our shareholders on June 6, 2012. The purpose of the Prior Plan is to provide a share-related mechanism to attract, retain and motivate qualified executives (including directors), employees and consultants of the company, each referred to herein as a “Participant,” to incent such individuals to contribute toward the long-term goals of the company, and to encourage such individuals to acquire shares of the company as long-term investments. The Prior Plan is administered by a committee which shall, from time to time and in its sole discretion, determine those executives, employees and consultants of the company, if any, to whom options are to be granted. Presently, such committee is comprised of the members of the Compensation Committee, who make recommendations to the Board with respect to grants of options.

Subject to certain adjustments, the number of common shares which will be available for purchase pursuant to options granted under the Prior Plan is 10% of the number of issued and outstanding common shares (on a non-diluted basis) on the particular grant date, (“Outstanding Issue”). If any option expires or otherwise terminates for any reason without having been exercised in full, the number of shares in respect of such expired or terminated option shall again be available for the purposes of granting options pursuant to the Prior Plan. The maximum number of options which may be granted to any one Participant under the Prior Plan within any 12-month period is 5% of the Outstanding Issue.

As of December 31, 2016, a total of 2,868,198 options have been granted and remain outstanding under the Prior Plan (representing approximately 9.53% of the issued and outstanding common shares on a non-diluted basis) and a total of 142,566 options remain available for grant under the Prior Plan (representing approximately 0.47% of the issued and outstanding common shares on a non-diluted basis).

The exercise price at which a Participant may purchase a common share upon the exercise of an option is the Market Value of such shares as of the grant date. The “Market Value” of the shares for a particular grant date is the closing trading price of the shares on the primary organized trading facility, as determined by the committee, on which the shares are listed on the grant date, subject to any adjustments as may be required to secure all necessary regulatory approvals; provided that if the shares are not listed on any organized trading facility, then the Market Value will be, subject to any adjustments as may be required to secure all necessary regulatory approvals, such value as is determined by the committee to be the fair value of the shares, taking into consideration all factors that the committee deems appropriate, including, without limitation, recent sale and offer prices of the shares in private transactions negotiated at arms’ length.

The vesting schedule for an option, if any, shall be determined by the committee. Notwithstanding the foregoing, the committee may elect, at any time, to accelerate the vesting schedule of one or more options in the event of certain triggering events set out in the Prior Plan. Additionally, in the event of a change of control of the company, the options outstanding shall become immediately exercisable on such date the change of control has been deemed to have occurred. The Prior Plan generally defines a change in control as the occurrence of either: (1) a person or entity, or a group thereof acting in concert, directly or indirectly acquires beneficial ownership of more than 50% of our then outstanding shares (on a non-diluted basis); or (2) a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the company are not individuals nominated by our then-incumbent Board.

The expiration date of an option granted under the Prior Plan shall be no later than the 10th anniversary of the grant date of such option, except where an option expires during an black-out period in which case it will expire 10 business days after the black-out period is lifted and the company notifies the Participant of the extension of the expiration date. In the event that a Participant holds his or her option as a director or officer of the company and such Participant ceases to hold such position other than by reason of death or disability, the expiration date of the option shall be, unless otherwise expressly provided for in the option certificate, the 90th day following the date the Participant ceases to hold such position unless the Participant ceases to hold such position as a result of: (i) ceasing to meet the qualifications set forth in the corporate legislation applicable to the company; (ii) a special resolution having been passed by the shareholders of the company removing the Participant as a director of the company; or (iii) an order made by any regulatory authority having jurisdiction to so order, in which case the expiration date shall be the date the Participant ceases to hold such position.

In the event that a Participant holds his or her option as an employee or consultant of the company and such Participant ceases to hold such position other than by reason of death or disability, the expiration date of the option shall be, unless otherwise expressly provided for in the option certificate, the 90th day following the date the Participant ceases to hold such position, unless the Participant ceases to hold such position as a result of: (i) termination for cause; or (ii) an order made by any regulatory authority having jurisdiction to so order, in which case the expiration date shall be the date the Participant ceases to hold such position. If the Participant ceases to hold such position as a result of resigning or terminating his or her position, the expiration date shall be the 30th day following the date the Participant ceases to hold such position.

Subject to certain limited circumstances, options granted under the Prior Plan are non-assignable and non-transferable.

Subject to the requisite shareholder and regulatory approvals set forth below, the committee may from time to time amend or revise an existing option or the Prior Plan or the terms and conditions of any option thereafter to be granted provided however that no such amendment or revision may, without the consent of the Participant, (i) materially decrease the rights or benefits accruing to a Participant or (ii) materially increase the obligations of a Participant.

The committee may, subject to receipt of requisite shareholder and regulatory approval, make the following amendments to the Prior Plan:

(i)

any amendment to the number of securities issuable under the Prior Plan, including an increase to a fixed maximum number of securities or a change from a fixed maximum number of securities to a fixed maximum percentage. A change to a fixed maximum percentage which was previously approved by shareholders will not require additional shareholder approval;

(ii)	the addition of any form of financial assistance or any amendment to a financial assistance provision which is more favorable to participants under the Prior Plan;

(iii)	a discontinuance of the Prior Plan; and

(iv)

any other amendments that may lead to significant or unreasonable dilution in our outstanding securities or may provide additional benefits to eligible participants under this Prior Plan, especially insiders of the company, at the expense of the company and our existing shareholders.

The committee may without shareholder approval, subject to receipt of regulatory approval, where required, in its sole discretion make all other amendments to the Prior Plan or any option that are not of the type contemplated above including, without limitation:

(i)	amendments of a “housekeeping” nature including, but not limited to, of a clerical, grammatical or typographical nature;

(ii)

correct any defect, supply any information or reconcile any inconsistency in the Prior Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Prior Plan;

(iii)	a change to the vesting provisions of any option or the Prior Plan;

(iv)	amendments to reflect any requirements of any regulatory authorities to which we are subject, including the NASDAQ;

(v)	a change to the termination provisions of an option which does not result in an extension beyond the original expiration date of such option;

(vi)	amendments to the definition of change of control;

(vii)	the addition of a cashless exercise feature, payable in cash or securities;

(viii)	a change to the class of participants that may participate under the Prior Plan; and

(ix)	amendments to reflect changes to applicable laws or regulations.

Notwithstanding the foregoing, the company shall additionally obtain requisite shareholder approval in respect of amendments to the Prior Plan or any option that are contemplated immediately above to the extent such approval is required by any applicable regulatory rules. Furthermore, if the exercise price of an option held by a Participant who is an insider of the company is reduced or if the term of an option held by a Participant who is an insider of the company is extended, the insider must not exercise the option at the reduced exercise price or with the extended term, as the case may be, until the reduction in exercise price or extension of the term has been approved by the disinterested shareholders of the company.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2016:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2):	2,868,198	$3.63	142,566
Equity compensation plans not approved by security holders:	None	N/A	N/A
Total	2,868,198	$3.63	142,566

(1)	The Canadian dollar-denominated exercise prices have been converted to U.S. dollars using a U.S. dollar per Canadian dollar exchange rate on the date of grant.
(2)

Represents our common shares issuable pursuant to our stock option plan, the material terms of which are described above under “– Equity Compensation Plans and Other Benefit Plans – Stock Option Plan.”

401(k) Plan

All of our full-time employees are eligible to participate in our 401(k) Plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. Pursuant to our 401(k) Plan, employees may elect to defer their eligible compensation into the plan on a pre-tax basis, up to the statutorily prescribed annual limit of $18,000 in 2016 (additional salary deferrals not to exceed $6,000 are available to those employees 50 years of age or older) and to have the amount of this reduction contributed to our 401(k) Plan. We provide a $1.00 match for every dollar our employees elect to defer up to 3% of their eligible compensation and a $0.50 match for every dollar our employees elect to defer in excess of 3% and up to 5% of their eligible compensation. In general, eligible compensation for purposes of the 401(k) plan includes an employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us, to the extent the amounts are included in gross income, and subject to certain adjustments and exclusions required under the Code. The 401(k) Plan currently does not offer the ability to invest in our securities.

Termination and Change of Control Benefits

Pursuant to our Plan, all outstanding unvested stock options of our named executive officers shall become immediately exercisable on the date of a change of control, as further described in the section above entitled “– Equity Compensation Plans and other Benefit Plans – Stock Option Plan”.

The employment agreement we entered into with Mr. Woods in 2012 provides that upon a termination by us without cause (and other than due to Mr. Woods’ death or disability), Mr. Woods will be entitled to continued base salary for a severance period equal to 12 months and continued payment of health insurance benefits for up to 12 months. The base salary payments may be accelerated and paid in a lump sum if such payments would be subject to Section 409A of the Code. Additionally, in the event that Mr. Woods is terminated by us without cause (and other than due to Mr. Woods’ death or disability) or Mr. Woods resigns for good reason (including Mr. Woods’ resignation due to a relocation of his principle place of employment or material reduction of his base salary) within the one month period preceding or the twelve month period following a change of control (as defined in the Plan), all of Mr. Woods’ unvested stock options and other compensatory stock awards will become immediately vested and exercisable in full. The severance benefits provided under Mr. Woods’ employment agreement require that Mr. Woods agree to a release of claims against the company.

On September 9, 2014 the Board of Directors of Sophiris Bio Inc. approved certain change in control severance benefit agreements for its named executive officers. With respect to the Company’s executive officers, the severance benefits will become payable in the event that (i) a qualifying change in control event occurs and (ii) a termination without cause or resignation for good reason of the executive officer occurs within the period commencing one month prior to and ending 18 months following the qualifying change in control event. With respect to the Company’s executive officers, the severance benefits consist of (i) a lump sum payment of 18 months base salary and 150% of the annual target bonus (or 150% the amount of the last annual bonus actually paid, if higher) less standard deductions and withholdings, (ii) 18 months of COBRA premium benefits, and (iii) full acceleration of the vesting and exercisability of all then outstanding time-based vesting stock options and other time-based vesting equity awards. Payment of severance benefits is in all cases conditioned upon the executive officer providing a timely and effective release of claims against the Company. These new severance benefits will not duplicate the severance benefits currently available to Mr. Woods under the terms of his employment agreement with the Company entered into on August 16, 2012, such that Mr. Woods will receive benefits under his change in control severance benefit agreement only to the extent those benefits are additional to any severance benefits that become payable to him under the terms of his employment agreement.

For purposes of these agreements, a qualifying change of control event generally includes any of the following events: (i) an acquisition by any person, entity or group of the beneficial ownership of securities of the Company representing more than fifty percent of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction; (ii) a merger, consolidation, plan of arrangement or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such transaction, the shareholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent of the combined outstanding voting power of the surviving entity or its parent entity; and (iii) a sale or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries.

Non-Employee Director Compensation

Pursuant to our non-employee director compensation program, we compensate non-employee members of our Board for their services in the form of cash retainers and option grants under our Plan. For the year ended December 31, 2016 the director fees were paid quarterly based on the schedule below:

Cash Payments

Annual retainer: $35,000

Additional Chairman of the Board annual retainer: $35,000

Additional Audit Committee Chair/member annual retainers: $15,000 and $7,500, respectively

Additional Compensation Committee Chair/member annual retainers: $10,000 and $5,000, respectively

Additional Corporate Governance and Nomination Committee Chair/member annual retainers: $7,000 and $3,500, respectively

Any quarterly payment made to a non-employee director who has served less than 3 months at the time of each payment will be reduced pro-rata for the time that the individual did not serve in their respective capacity.

Equity Compensation

Pursuant to our non-employee director compensation program, we grant each non-employee director, upon their appointment to the Board, an initial equity award to purchase 16,500 shares of the Company’s common stock, which shares shall vest at the rate of 1/36th per month subject to the individual’s continued service.

On the date of each annual meeting of our shareholders, each continuing non-employee director will be granted an annual option to purchase 8,250 shares of the Company’s common stock, which shares shall vest at the rate of 1/12th per month, at the end of each month following the date of grant, subject to the individual’s continued service. The size of an annual grant made to a non-employee director who has served less than 12 months at the time of the annual meeting will be reduced pro-rata for the time that the individual did not serve as a non-employee director.

Stock options granted to our non-employee directors are granted under and subject to the terms of our Prior Plan, as further described in the section above entitled “– Equity Compensation Plans and other Benefit Plans – Stock Option Plan.”

Director Compensation

The following table discloses all compensation provided to the non-employee directors for the most recently completed fiscal year ending December 31, 2016:

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Lars Ekman, M.D., Ph.D.	77,095	6,987	84,082
John (Jack) Geltosky, Ph.D.	53,356	6,987	60,343
Jim Heppell	47,000	6,987	53,987
Joseph L. Turner(2)	22,363	—	22,363
Gerald T. Proehl	53,418	6,987	60,405

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2016 computed in accordance with ASC 718 and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year-ended December 31, 2016.

(2)	Mr. Turner did not be stand for re-election at the Company’s 2016 Annual General Meeting and therefore Mr. Turner’s term on the Board of Directors expired on May 27, 2016.

All outstanding option-based awards for the non-employee directors of the company as of December 31, 2016 are set out in the following table:

	Option Awards(1)
		Number of Securities Underlying
		Unexercised Options		Option Exercise	Option
Name	Grant Date	(#) Exercisable	(#) Unexercisable	Price ($)	Expiration Date
Lars Ekman, M.D., Ph.D.	10/25/2013	16,500	—	4.41	10/24/2018
	06/17/2014	8,250	—	2.35	06/16/2019
	05/27/2015	8,250	—	1.08	05/26/2020
	05/27/2016	4,812	3,438(2)	0.99	05/26/2021
John Geltosky, Ph.D.	10/25/2013	16,500	—	4.41	10/24/2018
	06/17/2014	8,250	—	2.35	06/16/2019
	05/27/2015	8,250	—	1.08	05/26/2020
	05/27/2016	4,812	3,438(2)	0.99	05/26/2021
Jim Heppell	10/25/2013	16,500	—	4.41	10/24/2018
	06/17/2014	8,250	—	2.35	06/16/2019
	05/27/2015	8,250	—	1.08	05/26/2020
	05/27/2016	4,812	3,438(2)	0.99	05/26/2021
Gerald T. Proehl	03/24/2014	15,125	1,375(3)	3.53	03/23/2019
	06/17/2014	1,627	—	2.35	06/16/2019
	05/27/2015	8,250	—	1.08	05/26/2020
	05/27/2016	4,812	3,438(2)	0.99	05/26/2021

(1)	All of the options were granted under our stock option plan, the terms of which are described below under “– Equity Compensation Plans and Other Benefit Plans – Stock Option Plan.”
(2)	1/12th of the shares subject to this option shall vest and become exercisable monthly over a one year period.
(3)	1/36th of the shares subject to this option vest and become exercisable shall vest and become exercisable monthly over a three year period.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital as of March 1, 2017 by: (1) each of our directors; (2) each of our named executive officers; and (3) all of our directors and current executive officers as a group. As of March 1, 2017, the Company was not aware of any person, or group of affiliated persons to beneficially own more than 5% of our common shares.

The address for each person or entity listed in the table is c/o Sophiris Bio Inc., 1258 Prospect Street, La Jolla, California 92037.

	Beneficial Ownership
Name and address of beneficial owner	Number of shares	Percent of Total
Directors and named executive officers
Randall E. Woods(1)	621,447	2.0%
Allison Hulme, Ph.D.(2)	227,794	*
Peter T. Slover(3)	203,324	*
Lars Ekman, M.D., Ph.D.(4)	40,563	*
John Geltosky, Ph.D.(5)	40,563	*
Jim Heppell(6)	54,633	*
Gerald T. Proehl(7)	43,940	*
All current executive officers and directors as a group (seven persons)(8)	1,232,264	3.9%

*	Represents beneficial ownership of less than 1% of our outstanding common shares.
(1)	Includes 17,500 shares and 603,947 shares subject to options exercisable within 60 days of March 1, 2017.
(2)	Includes 227,794 shares subject to options exercisable within 60 days of March 1, 2017.
(3)	Includes 4,680 shares and 198,644 shares subject to options exercisable within 60 days of March 1, 2017.
(4)	Includes 40,563 shares subject to options exercisable within 60 days of March 1, 2017.
(5)	Includes 40,563 shares subject to options exercisable within 60 days of March 1, 2017.
(6)	Includes 14,070 shares and 40,563 shares subject to options exercisable within 60 days of March 1, 2017.
(7)	Includes 10,000 shares and 33,940 shares subject to options exercisable within 60 days of March 1, 2017.
(8)	Includes the shares and shares subject to options exercisable within 60 days of March 1, 2017 referred to in footnotes (1), (2), (3), (4), (5), (6) and (7).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2016, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely filed under Section 16(a) during fiscal year 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common shares, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common shares, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances of the proposed transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Requirements under the BCBCA and the Company’s Articles

To the best of our knowledge, there are no existing or potential conflicts of interest between the company and any of our directors or officers as a result of such individual’s outside business interests at the date hereof. However, certain of our directors and officers are, or may become, directors or officers of other companies with businesses which may conflict with our business. Accordingly, conflicts of interest may arise which could influence these individuals in evaluating possible transactions or in generally acting on behalf of the company. Pursuant to the BCBCA, directors are required to act honestly and in good faith with a view to the best interests of the company. As required under the BCBCA and our articles:

•

A director or executive officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or executive officer of the company, must promptly disclose the nature and extent of that conflict.

•

A director who holds a disclosable interest (as that term is used in the BCBCA) in a contract or transaction into which we have entered or proposes to enter may generally not vote on any directors’ resolution to approve the contract or transaction.

Generally, as a matter of practice, directors or executive officers who have disclosed a material interest in any transaction or agreement that our Board is considering will not take part in any Board discussion respecting that contract or transaction. If such directors were to participate in the discussions, they would abstain from voting on any matters relating to matters in which they have disclosed a material interest. In appropriate cases, we will establish a special committee of independent directors to review a matter in which directors, or management, may have a conflict.

Requirements under Applicable Canadian Securities Laws

We are subject to Multilateral Instrument 61 – 101 – Protection of Minority Security Holders in Special Transactions, (“MI 61-101”), which imposes minority shareholder approval, valuation and disclosure requirements on entities involved in certain transactions with related parties. A related party includes a person that, at the relevant time and after reasonable inquiry, is known by the company or a director or officer of the company to be a control person of the company. It also includes a person that has beneficial ownership of or control or direction over, directly or indirectly, securities of the company carrying more than 10% of the voting rights attached to all the outstanding voting securities of the company and an affiliate of the related party.

A related party transaction means a transaction between the company and a person that is a related party of the company at the time the transaction is agreed to, whether or not there are also other parties to the transaction, as a consequence of which, either through the transaction itself or together with connected transactions, among other things, the company directly or indirectly (a) acquires an asset from the related party for valuable consideration or disposes of any asset to the related party, (b) acquires or disposes of, as a joint actor with the related party, an asset from a third party if the proportion of the asset acquired or consideration received by the company is less than the proportion of the consideration paid or asset disposed of by the company, (d) acquires the related party, or combines with the related party, through an amalgamation, arrangement or otherwise, whether alone or with joint actors, (e) issues a security to the related party or subscribes for a security of the related party, (f) assumes or otherwise becomes subject to a liability of the related party or forgives a debt owed by the related party, (g) borrows money from or lends money to the related party.

Unless a specific exemption is available under MI 61-101, a reporting company involved in a related party transaction is required to obtain minority approval of the related party transaction in accordance with the requirements of MI 61-101. Minority approval means, for a related party transaction of a company, approval of the proposed transaction by a majority of the votes cast by holders of affected securities at a meeting of security holders called to consider the transaction, excluding the votes owned or controlled by the company and the related party and certain other interested parties. Where multiple classes of affected securities may have differing interests, minority approval will be required of each class at separate meetings of each such class. There are specific rules in MI 61-101 regarding obtaining minority approval, including the determination of the votes to be excluded from the minority approval and the disclosure required to be included in the information circular sent to security holders.

Unless a specific exemption is available under MI 61-101, a reporting company involved in a related party transaction is required to obtain a formal valuation for certain related party transactions, including any business combination transaction where a related party would directly or indirectly acquire the company or the its business or combine or amalgamate with the company, or for any transaction noted above in paragraphs (a) to (e).

A company will be required to include certain detailed disclosure regarding related party transactions in a material change report that is required to be filed under applicable Canadian securities laws for the related party transaction and in any information circular or proxy statement that is sent to security holders in connection with obtaining minority approval.

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors in addition to the indemnification provided for under the BCBCA and in our articles. These agreements, among other things, require us to indemnify our directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of his or her services as one of our directors or any other company or enterprise to which the person provides services at our request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors.

The limitation of liability and the indemnification provisions in these indemnification agreements and in our articles and under the BCBCA may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Indebtedness of Directors and Executive Officers

No current or former executive officer, director or employee of the Company or any of its subsidiaries, or any proposed nominee for election as a director of the Company, or any associate or affiliate of any such executive officer, director, employee or proposed nominee, is or has been indebted to the Company or any of its subsidiaries, or to any other entity that was provided a guarantee, support agreement, letter of credit or other similar arrangement by the Company or any of its subsidiaries in connection with the indebtedness, at any time since the beginning of the most recently completed financial year of the Company.

Management Contracts

Other than as set forth in this Proxy Statement, management functions of the Company or any subsidiary of the Company are not, to any substantial degree, performed by a person other than the directors or executive officers of the Company or its subsidiaries.

Interest of Informed Persons in Material Contracts

Other than as set forth in this Proxy Statement, no director, no proposed nominee for election as a director of the Company, no officer and no greater than 10% shareholder of the Company has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction that, in either case, has materially affected or will materially affect the Company or any of its subsidiaries and that is required to be disclosed under National Instrument 51-102 – Continuous Disclosure Obligations.

Interest of Certain Persons or Companies in Matters to be Acted Upon

Other than as set forth in this Proxy Statement, no director or executive officer of the Company at any time since the beginning of the Company’s most recently completed financial year, no proposed nominee for election as a director of the Company and no associate or affiliate of any of such persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting, except for any interest arising from the ownership of shares of the Company where the shareholder will receive no extra or special benefit or advantage not shared on a pro-rata basis by all holders of shares in the capital of the Company.

ADDITIONAL INFORMATION

Financial information is provided in the Company’s comparative financial statements and Management’s Discussion and Analysis (“MD&A”) for its most recently completed financial year, which are available on the Securities and Exchange Commission’s website at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, along with additional information relating to the Company. To request copies of the Company’s financial statements and MD&A, please contact the Company at 1258 Prospect Street, La Jolla, California, 92037.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Sophiris shareholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Sophiris Bio Inc. Direct your written request to Sophiris Bio Inc. Attn: Corporate Secretary, 1258 Prospect Street, La Jolla, CA 92037. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Randall E. Woods

Randall E. Woods

Chief Executive Officer and President

APPENDIX “A”

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

1.	Board of Directors

(a)	Independence

The Board of Directors considers that four of the six current directors, i.e. a majority, are independent according to the definition of “independence” set out in National Instruments 52-110, Audit Committees (“NI-52-110”). The four directors considered independent are Drs. Ekman and Geltosky and Messrs. Heppell and Proehl.

Mr. Woods is our Chief Executive Officer and President and Dr. Hulme is our Chief Operating Office and Head of Research and Development and are therefore considered not to be independent.

As described above, the Board of Directors considers that a majority of the directors are independent according to the definition of “independence” set out in NI 52-110. In order to facilitate the exercise of independent judgement in carrying out its responsibilities, the independent directors of the Company meet without management and the non-independent members of the Board as described below.

(b)	Other Directorships

The following directors of the Company are also directors of the following other reporting issuers:

Name of Director of the Company	Names of Other Reporting Issuers
Dr. Lars Ekman	Prothena Biosciences Limited. Amarin Corp plc Ultragenyx Pharmaceutical Inc. Spark Therapeutics, Inc.
Dr. John (Jack) Geltosky	n/a
Jim Heppell	Emerald Health Therapeutics
Dr. Allison Hulme	n/a
Gerald T. Proehl	Tenax Therapeutics, Inc. Ritter Pharmaceuticals, Inc.
Randall E. Woods	Arena Pharmaceuticals, Inc.

(c)	Meetings of Independent Directors

Meetings of independent directors are not regularly scheduled but communication among this group occurs on an ongoing basis as needs arise from regularly scheduled meetings of the Board. The number of these informal meetings has not been recorded, but it would not be less than five in the fiscal year that commenced on January 1, 2016. The Board believes that adequate structures and processes are in place to facilitate the functioning of the Board with a level of independence of the Company’s management.

(d)	Chair

Dr. Ekman was Chair of the Board throughout 2016. The independent directors often hold in camera sessions at the end of regular Board meetings without management present.

(e)	Attendance

The following tables set out the number of meetings held by the Board and Committees of the Board for the period commencing January 1, 2016 and expiring December 31, 2016.

Summary of Board and Committee Meetings Held:

Board of Directors	8
Audit Committee	5
Compensation Committee	1
Corporate Governance and Nomination Committee	2

Summary of Attendance of Directors at Meetings:
Directors	Board Meetings	Audit Committee Meetings	Compensation Committee Meetings	Corporate Governance and Nomination Committee Meetings
Dr. Lars Ekman	8 of 8	2 of 2	n/a	0 of 1
Dr. John (Jack) Geltosky	8 of 8	5 of 5	1 of 1	1 of 1
Jim Heppell	8 of 8	n/a	1 of 1	2 of 2
Dr. Allison Hulme	2 of 2	n/a	n/a	n/a
Gerald T. Proehl	8 of 8	5 of 5	1 of 1	2 of 2
Joseph L. Turner	4 of 5	3 of 3	n/a	n/a
Randall E. Woods	8 of 8	n/a	n/a	n/a

2.	Board Mandate

The Board Mandate sets out the Board’s purpose, organization, duties and responsibilities. A copy of the Board Mandate is attached as Appendix “B” to this Proxy Statement.

3.	Position Descriptions

While the Company does not have a written job description for the Chair of the Board of Directors or the Chair of the Board’s committees, their responsibilities are outlined in the Board Mandate or applicable committee charter. Accordingly, each Chair is charged with the responsibility of ensuring that the Board or committee being chaired conduct their affairs in accordance with the applicable mandate or charter.

The Board has not developed a specific position description for the CEO, Mr. Woods. Generally, the CEO, who is appointed by and directly accountable to the Board, is responsible for management of the day-to-day operations of the Company’s business and has primary accountability for our reviewing and implementing strategies, budgeting and monitoring performance against budget and identifying opportunities and risks. Mr. Woods works closely with both management of the Company, including the Chairman, Dr. Ekman, and the Board of Directors in 2016 to determine the corporate goals and priorities of the Company and will continue to liaise with both groups on an ongoing basis in 2017. The independent directors meet regularly without management, including Mr. Woods, to discuss progress towards such corporate goals and priorities and to assess the performance of management, including Mr. Woods.

4.	Orientation and Continuing Education

In accordance with the Board Mandate, the Board of Directors provides an orientation and education program for new recruits to the Board as well as continuing education on topics relevant to all directors. When a new director is added, he or she will have the opportunity to become familiar with the Company by meeting with the other directors and with officers and employees of the Company. As each director has a different skill set and professional background, orientation and training activities will be tailored to the particular needs and experience of each director.

5.	Ethical Business Conduct

(a)	Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) which is available on the Company’s website at http://investor.sophirisbio.com/governance.cfm. The Ethics Code summarizes the legal, ethical and regulatory standards that the Company must follow and is a reminder to the directors, officers and employees of the seriousness of that commitment. Compliance with the Ethics Code and high standards of business conduct is mandatory for every director, officer and employee of the Company.

The Board of Directors and Audit Committee oversee compliance with the Ethics Code. The Ethics Code is included in the orientation of new employees and provided to existing directors, officers and employees on an on-going basis. Directors, officers and employees must promptly report, in person or in writing, any known or suspected violations of laws, governmental regulations or the Ethics Code to the Board of Directors. In accordance with the Company’s Whistleblower policy, such reporting is anonymous.

(b)	Independent Judgement

The Company is established under and is therefore governed by the provisions of the BCBCA. Pursuant to the BCBCA (and as confirmed in the Ethics Code), a director or officer of the Company must disclose to the Company in writing or by requesting that it be entered in the minutes of meetings of the Board, the nature and extent of any interest that he or she has in material contract or material transaction, whether made or proposed, with the Company, if the director or officer: (a) is a party to the contract or transaction; (b) is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or (c) has a material interest in a party to the contract or transaction. The interested director cannot vote on any resolution to approve the contract or transaction.

(c)	Ethical Business Conduct

One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Corporate Governance and Nomination Committee monitors the effectiveness of the Company’s corporate governance practices, including whether they are successful in preventing illegal or improper conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

6.	Nomination of Directors

The Corporate Governance and Nomination Committee is responsible for identifying and recommending new candidates, having regard to the appropriate size of the Board of Directors and the necessary competencies and skills of the Board of Directors as a whole and of each director individually. New nominees should have a track record in general business management, special expertise in an area of strategic interest to the Company, and the ability to devote the time required.

The Corporate Governance and Nomination Committee is currently comprised of three members, Mr. Heppell (Chair), Drs. Geltosky and Ekman. All members of the Corporate Governance and Nomination Committee are considered independent directors.

In addition to the nomination functions above, the Corporate Governance and Nomination Committee assists the Board of Directors in fulfilling its responsibilities to ensure that the Company is governed in a manner consistent with the interests of the shareholders of the Company. Without limiting the foregoing, the Corporate Governance and Nomination Committee advises the Board of Directors with respect to board organization and function; succession planning for the executive officers of the Company; the Company’s corporate governance policy, its operation and any modifications to such policy; and other matters relating to corporate governance and the rights and interests of the Company’s shareholders.

7.	Compensation

The Compensation Committee is charged with the responsibility of reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and to determine and approve the CEO’s compensation level. The Compensation Committee determines the cash and non-cash compensation of the Company’s executive officers and also makes recommendations to the Board of Directors with respect to compensation for non-employee directors. The foregoing includes a review of the relationship of executive compensation to corporate performance and relative shareholder return, and, additionally in the case of the CEO, the value of similar incentive awards given to CEOs at comparable companies and the awards given to the Company’s CEO in past years, except to the extent already addressed in any existing officer contracts or as may be required to comply with applicable tax laws.

The Compensation Committee is currently comprised of three members, Dr. John (Jack) Geltosky (Chair), Messrs. Heppell and Proehl. All members of the Compensation Committee are considered independent directors.

The Board considers that the members of the Compensation Committee are all qualified to act as members of such committee due to their previous experience as senior executives and directors of public and/or private companies and their education. We believe that the following factors ensure that an objective process for determining compensation is in place: all of the members of the Compensation Committee are considered to be independent, the CEO assists with the determine of compensation for all employees but the CEO is not involved in the determination of his own compensation, and all compensation decisions are reviewed and approved by the entire Board of Directors.

The Compensation Committee will also: (i) review and approve all employment agreements, separation and severance agreements, and other compensatory contracts, arrangement, perquisites and payments for senior officers to ensure such agreements are consistent with the Company’s general compensation goals; (ii) grant incentive stock options to the Company’s employees, officers, consultants and directors, under the Company’s stock option plan, make recommendations to the Board of Directors with respect to amendments to the stock option plan and the implementation of any other equity based compensation plan; and (iii) periodically review and make recommendations to the Board of Directors concerning the Company’s incentive-compensation and equity-based plans.

Additionally, as required by securities regulations, the Compensation Committee produces annually a Compensation Committee report on executive officer compensation.

During the year ended December 31, 2016, the Company engaged Frederic W. Cook, an outside compensation consulting firm, to review the Company’s compensation policies and to conduct a competitive compensation assessment for the Company’s employees including its named executive officers.

8.	Other Board Committees

The Company does not have any other standing committees at this point in time.

9.	Assessments

The Corporate Governance and Nomination Committee will review at least annually the effectiveness of the Board of Directors, all Board committees, and management, and to recommendations for improvements and to develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees. The Corporate Governance and Nomination Committee oversees the annual self-evaluation and may make recommendations to the Board for any improvements that the Corporate Governance and Nomination Committee may deem appropriate in its sole discretion.

10.	Director Term Limits

Directors can be re-elected to the Board annually. The Board has not adopted a term limit for directors or established a retirement age for directors. The Company believes that the imposition of director term limits implicitly discounts the value of experience and continuity on the Board and runs the risk of excluding effective Board members who have longstanding knowledge of the Company and its operations as a result of an arbitrary determination. The Board believes that it can achieve the right balance between continuity and encouraging turnover and independence without mandated term limits and relies on its annual director assessment procedures in this regard.

11.	Policies Regarding the Representation of Women on the Board and Executive Officer Positions

The company supports diversity at all levels of the organization, including the Board. While the Corporate Governance and Nomination Committee considers diversity when considering new candidates for director and executive positions, the Board has not adopted a written policy relating to the identification and nomination of women directors or executive officers or set specific minimum targets for Board or executive officer composition at this time. The Board believes that each potential nominee should be evaluated based on his or her individual merits and experience, taking into account the needs of the company and the current composition of the Board and management team, including the current level of representation of women in such positions.

Currently, one of the Company’s six directors (16.6%) and one of the Company’s three executive officers (33.3%) are female.

APPENDIX “B”

BOARD MANDATE

1.	Role and Responsibilities

The Board is responsible for the stewardship of the Company. This requires the Board to oversee the conduct of the business and supervise management, which is responsible for the day-to-day conduct of the business.

The Board, as a whole, oversees the development and application of policies regarding corporate governance and is responsible for:

(a)

the adoption of a strategic planning process and the approval and review, at least annually, of the Company’s strategic business plan proposed by management, including a statement of the vision, mission and values, and to adopt such a plan with such changes as the Board deems appropriate.

(b)	the identification of the principal risks of the Company’s business and overseeing the implementation of appropriate systems to manage these risks.

(c)	succession planning, including appointing, training and monitoring senior management and, in particular, the CEO.

(d)	overseeing the integrity of the CEO and other Officers and that the CEO and the other Officers create a culture of integrity throughout the Company.

(e)	overseeing the development and application of the Company’s internal control and management information systems.

The Board and each individual director is responsible for acting in accordance with the obligations imposed by the Business Corporations Act (British Columbia). In exercising their powers and discharging their duties, each director shall:

(a)	act honestly and in good faith with a view to the best interests of the Company;

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances;

(c)	exercise independent judgement regardless of the existence of relationships or interests which could interfere with the exercise of independent judgement;

(d)

(1)     disclose to the Company, in writing or by having it entered in the minutes of meetings of directors, the nature and extent of any interest that the director has in a material contract or material transaction, whether made or proposed, with the Company if the director is a party to the contract or transaction, is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction, or, has a material interest in a party to the contract or transaction; and

(2)     such director shall refrain from voting on any resolution to approve such contract or transaction unless it relates to the directors’ remuneration in that capacity, is for the directors’ indemnity or insurance or is a contract or transaction with an affiliate; and

(e)	Demonstrate a willingness to listen as well as to communicate their opinions, openly and in a respectful manner.

The Board has the authority to appoint a Chairman or to establish committees and appoint directors to act as Chairman or to be members of these committees. The Board may not delegate to such Chairman or committees the power to:

(a)	submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor, or appoint additional directors;

(c)	issue securities, except as authorized by the directors;

(d)	issue shares of a series, except as authorized by the directors;

(e)	declare dividends;

(f)	purchase, redeem or otherwise acquire shares issued by the Company;

(g)

pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Company from the Company or from any other person, or procuring or agreeing to procure purchasers for any such shares;

(h)	approve a management proxy circular, take-over bid circular or directors’ circular;

(i)	approve financial statements to be put before an annual meeting of shareholders; and

(j)	adopt, amend or repeal bylaws.

The matters to be delegated to committees of the Board and the constitution of such committees are to be assessed annually or more frequently, as circumstances require. From time to time the Board may create an ad hoc committee to examine specific issues on behalf of the Board. The following are the current committees of the Board:

(a)

the Audit Committee, consisting of not less than three directors, each of whom must be an “unrelated” or “independent” director under applicable securities laws and applicable stock exchange rules. The role of the Audit Committee is to provide oversight of the Company’s financial management and of the design and implementation of an effective system of internal financial controls as well as to review and report to the Board on the integrity of the financial statements of the Company, its subsidiaries and associated companies.

(b)

the Corporate Governance and Nomination Committee, consisting of not less than three directors, each of whom must be an “unrelated” or “independent” director under applicable securities laws and applicable stock exchange rules.

(c)

the Compensation Committee, consisting of not less than three directors, each of whom must be an “unrelated” or “independent” director under applicable securities laws and applicable stock exchange rules.

2.	Composition

At least annually, the Board or an appropriate committee of the Board shall review the size of the Board to ensure that the size facilitates effective decision-making.

The Board shall be composed of a majority of directors who qualify as “unrelated” or “independent” directors under applicable securities laws and applicable stock exchange rules. The determination of whether an individual director is unrelated or independent is the responsibility of the Board.

If at any time the Company has a significant shareholder, meaning a shareholder with the ability to exercise a majority of the votes for the election of the Board, the Board will include a number of directors who do not have interests in or relationships with either the Company or the significant shareholder and who fairly reflects the investment in the Company by shareholders other than the significant shareholder.

The Board should, as a whole, have the following competencies and skills:

(a)	knowledge of the biotechnology and pharmaceutical industry, including knowledge of current corporate governance guidelines;

(b)	scientific knowledge sufficient to understand the challenges and risks associated with the development of the Company’s product candidates;

(c)	financial and accounting expertise.

3.	Procedures to ensure effective operation

The Board recognizes the importance of having procedures in place to ensure the effective and independent operation of the Board. As the Chairman of the Board is not a member of management, the Chairman shall be responsible for overseeing that the Board discharges its responsibilities.

The Board has complete access to the Company’s management. The Board shall require timely and accurate reporting from management and shall regularly review the quality of management’s reports.

An individual director may engage an external adviser at the expense of the Company in appropriate circumstances. Such engagement is subject to the approval of the Corporate Governance and Nomination Committee.

The Board shall provide an orientation and education program for new recruits to the Board as well as continuing education on topics relevant to all directors.

The Board shall institute procedures for receiving shareholder feedback.

The Board requires management to run the day-to-day operations of the Company, including internal controls and disclosure controls and procedures.

The non-management directors shall meet at least twice yearly without any member of management being present.

The Board sets appropriate limits on management’s authority. Accordingly, the following decisions require the approval of the Board:

(a)	the approval of the annual and quarterly (unless delegated to the Audit Committee) financial statements;

(b)	the approval of the annual budget;

(c)	any equity or debt financing, other than debt incurred in the ordinary course of business such as trade payables;

(d)	entering into any license, strategic alliance, partnership or other agreement outside the ordinary course of business;

(e)	the acquisition and assignment of material assets (including intellectual property and fixed assets) outside of the ordinary course of business;

(f)	the commencement or termination of any human clinical trial;

(g)	the creation of subsidiaries;

(h)	the creation of new Company bank accounts;

(i)	payment of dividends;

(j)	proxy solicitation material;

(k)	projected issuances of securities from treasury by the Company as well as any projected redemption of such securities;

(l)	any material change to the business of the Company;

(m)	the appointment of members on any committee of the Board;

(n)	capital expenditures in excess of CAD$50,000 outside of the annual budget;

(o)	entering into any professional engagements where the fee is likely to exceed CAD$50,000 outside of the annual budget;

(p)	entering into any arrangements with banks or other financial institutions relative to borrowing (either on a term or revolving basis) of amounts in excess of CAD$100,000 outside the annual budget;

(q)	entering into any guarantee or other arrangement such that the Company is contingently bound financially or otherwise in excess of CAD$50,000 other than product guarantees outside the annual budget;

(r)	the appointment or discharge of any senior officer of the Company;

(s)	entering into employment contracts with any senior officers; and

(t)	initiating or defending any law suits or other legal actions.

The Board, together with the CEO and with the assistance of the Corporate Governance and Nomination Committee, shall develop position descriptions for the CEO. The Board, together with the CEO, shall also approve or develop the corporate objectives that the CEO is responsible for meeting and the Board shall assess the CEO against these objectives.

APPENDIX “C”

2017 SOPHIRIS BIO INC. OMNIBUS INCENTIVE PLAN

Sophiris Bio Inc., a corporation organized under the laws of British Columbia, Canada (the “Company”), hereby establishes and adopts the following 2017 Omnibus Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company's success and to achieve long-term objectives that will benefit shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1.     “Affiliate” shall mean at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board has the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

2.2.     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.3.     “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.4.     “Board” shall mean the board of directors of the Company.

2.5.     “Cause” shall have the meaning set forth in the Award Agreement or other arrangement between a Participant and the Company, and if no such other definition shall exist, then “Cause” shall mean a Participant’s (i) repeated failure to satisfactorily perform his or her job duties, including but not limited to Participant's refusal or failure to follow lawful and reasonable directions of the supervisor to whom Participant reports; (ii) commission of an act that materially injures the business of the Company or an Affiliate; (iii) commission of an act constituting dishonesty, fraud, or immoral or disreputable conduct; (iv) conviction of a felony, or conviction of any crime involving moral turpitude; (v) engaging or in any manner participating in any activity which is directly competitive with or injurious to the Company or an Affiliate, or which violates any material provisions of any written employment or similar agreement with the Company or an Affiliate; or (vi) use or intentional appropriation for Participant's personal use or benefit of any funds, information or properties of the Company or an Affiliate not authorized by the Company to be so used or appropriated. The determination that the termination is for Cause shall be made by the Board in its sole discretion. Notwithstanding the foregoing, neither this provision nor any other provision of the Plan is intended to, and they shall not be interpreted in a manner that limits or restricts a Participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Exchange Act).

2.6.     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7.     “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

2.8.     “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or an Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company's securities and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

2.9.     “Director” shall mean a member of the Board who is not an employee.

2.10.     “Dividend Equivalents” shall have the meaning set forth in Section 12.6.

2.11.     “Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.

2.12.     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.13.     “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final sale price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.14.     “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.15.     “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.16.     “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.17.     “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.18.     “Performance Award” shall mean any Award of Performance Cash, Performance Shares, or Performance Units granted pursuant to Article 9.

2.19.     “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.20.     “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.21.     “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.22.     “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.23.     “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.24.     “Prior Plan” shall mean the Company’s Amended and Restated 2011 Stock Option Plan.

2.25.     “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.26.     “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.27.     “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28.     “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.29.     “SEC” means the Securities and Exchange Commission.

2.30.     “Section 162(m) Award” means an Award that satisfies all the requirements necessary for such award to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Any Award granted under the Plan may, but need not be, a Section 162(m) Award.

2.31.     “Securities Act” means the Securities Act of 1933, as amended.

2.32.     “Shares” shall mean the shares of common stock of the Company (no par value).

2.33.     “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.34.     “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.35.     “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.36.     “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.	SHARES SUBJECT TO THE PLAN

3.1.     Number of Shares. (a) As of the effective date of the Plan, and subject to adjustment as provided in Section 12.2, a total of 3,142,566 Shares shall be authorized for Awards granted under the Plan, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after December 31, 2016 and prior to the effective date of the Plan under the Prior Plan and 2.0 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2016 and prior to the effective date of the Plan under the Prior Plan. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.0 Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under the Prior Plan.

(b)     If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2016 any Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2016, an option under the Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to any Award or, after December 31, 2016, awards under the Prior Plan, (iii) Shares subject to a Stock Appreciation Right or, after December 31, 2016, a stock appreciation right under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2016, options under the Prior Plan.

(c)     Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the limitations on grants to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in paragraphs (b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d)     Any Shares that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as 2.0 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

3.2.     Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

3.3.     Limit on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year, plus all cash paid or payable to such Director for the same calendar year (whether or not paid under this Plan, and including, for example, annual retainers and other fees), shall not exceed $500,000; provided, however, that the limitation of this Section shall be $750,000 in the first calendar year a person becomes a Director.

4.	ELIGIBILITY AND ADMINISTRATION

4.1.     Eligibility. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, nonstatutory stock options and Stock Appreciation Rights may not be granted to Employees, Directors and Consultants who are providing service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the Shares underlying such Awards are treated as “service recipient stock” under Section 409A of the Code because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards comply with the distribution requirements of Section 409A of the Code.

4.2.     Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended, or vesting terms or other restrictions waived or accelerated; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)     Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the full Board.

(c)     To the extent not inconsistent with applicable law, including Section 162(m) of the Code, with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Employees who are not directors or executive officers of the Company (A) designate Employees to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

5.	OPTIONS

5.1.     Grant. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.     Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.     Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s shareholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.4), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

5.4.     Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended until the earlier of (i) the expiration of the thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, or (ii) the expiration of the permitted term of the Option as set forth in the applicable Award Agreement as determined without giving effect to any termination of the Participant’s service.

5.5.     Exercise of Options. (a) The Award Agreement shall specify when Options vest and become exercisable. Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)     Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing; provided, however, to the extent required by applicable law, that the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c)      Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes (subject to Section 13.2); provided, however, any fractional Share shall be settled in cash.

(d)     No Option, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any Shares until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or disability, (ii) upon a Change in Control in which such Option is not assumed, continued, or substituted, or (iii) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

5.6.     Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

5.7.     Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 3,142,566 Shares, subject to adjustment as provided in Section 12.2. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Company or any Affiliate) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than one hundred thousand dollars ($100,000) or otherwise does not comply with all the requirements to be treated as Incentive Stock Options, the portion of such options which exceeds such amount or do not meet such additional requirements shall be treated as nonstatutory stock options notwithstanding any contrary provisions in the Award Agreement or any other agreement with the Participant, and by accepting any Option grant under the Plan, the Participant thereby expressly acknowledges such restriction. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Shares shall be determined as of the time the option with respect to such Shares is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a nonstatutory stock option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, Shares issued pursuant to each such portion shall be separately identified.

6.	STOCK APPRECIATION RIGHTS

6.1.     Grant. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.     Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)     When Stock Appreciation Rights vest and become exercisable.

(b)     Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(c)     The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(d)     The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(e)     The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than ten (10) years, except in the event of death or disability. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended until the earlier of (i) the expiration of the thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, or (ii) the expiration of the permitted term of the Stock Appreciation Right as set forth in the applicable Award Agreement as determined without giving effect to any termination of the Participant’s service.

(f)     No Stock Appreciation Right, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any Shares until at least six months following the date of grant of the Stock Appreciation Right. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or disability, (ii) upon a Change in Control in which such Stock Appreciation Right is not assumed, continued, or substituted, or (iii) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Stock Appreciation Rights may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Appreciation Right will be exempt from his or her regular rate of pay.

(g)     An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not otherwise expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes (subject to Section 13.2); any fractional Share shall be settled in cash.

(h)     Without the approval of the Company’s shareholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.4), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.     Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law. The Award Agreement shall specify the Vesting Period for the Restricted Stock or Restricted Stock Units.

7.2.     Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant

7.3.     Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Section. A Participant who holds a Restricted Stock Unit Award shall only have those rights specifically provided for in the Award Agreement; provided, however, in no event shall the Participant have voting rights with respect to such Award. Any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award, and the Committee shall have the sole discretion to determine whether, if at all, any cash-denominated amount that is subject to such restrictions shall earn interest and at what rate.

7.4.     Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Any such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1.     Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2.     Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Other Share-Based Awards may be subject to vesting restrictions during the Vesting Period as specified by the Committee.

8.3.     Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

8.4.     Deferral of Director Fees; Other Director Awards. Directors may, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units (or any other Award, subject to the discretion of the Board) in lieu of all or a portion of their annual retainer. In addition, if determined by the Board, Directors may elect to receive Other Share-Based Awards in the form of deferred stock units (or any other Award, subject to the discretion of the Board) in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code, as applicable. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for payment in deferred stock units, or other Awards, as the case may be.

9.	PERFORMANCE AWARDS

9.1.     Grants. Performance Awards, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals for Performance Awards to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2 or such other criteria as determined by the Committee in its discretion.

9.2.     Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.     Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.     Payment. Except as provided in Article 11, as provided by the Committee or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1.     Section 162(m) Awards. The provisions of this Section 10 are applicable to Section 162(m) Awards (except only Section 10.5 shall apply to Options and Stock Appreciation Rights, unless such Awards are also granted subject to a Performance Goal).

10.2.     Performance Goals. With respect to any Section 162(m) Award, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: sales (including same store or comparable sales); net sales; return on sales; revenue, net revenue, product revenue or system-wide revenue (including growth of such revenue measures); operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; gross or net profit margin; gross profit growth; net operating profit (before or after taxes); operating earnings; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (including operating cash flow and free cash flow) or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; cash flow return on capital; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholders equity; operating efficiencies; cost reductions or savings; market share; customer satisfaction; customer growth; employee satisfaction; productivity or productivity ratios; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level year-end cash position; book value; factoring transactions; competitive market metrics; timely completion of new product roll-outs; timely launch of new facilities (such as new store openings, gross or net); sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); bookings; royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; factoring transactions; and recruiting and maintaining personnel. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division, business segment or business unit of the Company or an Affiliate, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, or items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Affiliate, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results. Such performance goals (and any exclusions) shall (i) be set by the Committee prior to the earlier of (i) 90 days after the commencement of the applicable Performance Period and the expiration of 25% of the Performance Period, and (ii) otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

10.3.     Adjustments; Certification. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Section 162(m) Award, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances and subject to Section 162(m). The Committee must certify, in writing the amount of the Section 162(m) Award for each Participant for such Performance Period before payment of the Section 162(m) Award is made.

10.4.     Restrictions. The Committee shall have the power to impose such other restrictions on Section 162(m) Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5.     Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 1,000,000 Shares and (ii) Awards other than Options or Stock Appreciation Rights during any calendar year that are Section 162(m) Awards and are denominated in Shares under which more than 1,000,000 Shares may be earned for each twelve (12) months in the vesting period or Performance Period. During any calendar year no Participant may be granted Section 162(m) Awards that are denominated in cash under which more than may $5,000,000 may be earned for each twelve (12) months in the Performance Period. Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Affiliates. If an Award subject to this Section is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section.

11.	CHANGE IN CONTROL PROVISIONS

11.1.     Impact of Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in an Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control:

(a)     arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Change in Control);

(b)     arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(c)     accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control in accordance with the exercise procedures determined by the Board (in all cases with such acceleration of vesting and exercisability still contingent upon the closing or completion of the Change in Control as provided above, and with any such acceleration of vesting and/or exercise to be unwound if the Change in Control does not actually occur);

(d)     arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(e)     cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for no consideration ($0) or such consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

(f)     cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the change in control, in exchange for a payment, in such form as may be determined by the Board, equal to the excess, if any, of (A), the per share amount (or value of property per share) payable to holders of common stock in connection with the Change in Control, over (B) the per share exercise price under the applicable Award, multiplied by the number of shares subject to the Award. For clarity, this payment may be $0 if the amount per share (or value of property per share) payable to the holders of the Shares is equal to or less than the per share exercise price of the Award. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Change in Control may apply to such payment to the holder of the Award to the same extent and in the same manner as such provisions apply to the holders of Shares.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants.

11.2.     Appointment of Shareholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on the Participant’s behalf with respect to any escrow or other contingent consideration.

11.3.     No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, Options or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.4.     Change in Control. Unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events (provided, however, that any definition of Change in Control in an Award Agreement may not provide that a Change in Control will occur prior to consummation or effectiveness of a change in control of the Company and may not provide that a Change in Control will occur upon the announcement, commencement, shareholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company):

(a)     an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or Subsidiary or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because the level of ownership held by a person, entity or group exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, a person, entity or group becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by such person, entity or group over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(b)      there is consummated a merger, consolidation, plan of arrangement or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, plan of arrangement or similar transaction, the shareholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation, plan of arrangement or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, plan of arrangement or similar transaction; or

(c)      there is consummated a sale or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition.

12.	GENERALLY APPLICABLE PROVISIONS

12.1.     Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company's shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(h) to eliminate the requirements relating to minimum exercise price, minimum grant price and shareholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(e), (f) add performance goals to Section 10.2 or (g) increase any of the limitations in Section 3.3 or Section 10.5. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant's consent.

12.2.     Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in Section 10.5 (other than to Awards denominated in cash) and Section 3.3, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3.     Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4.     Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final. Notwithstanding the foregoing, except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, upon a Participant’s termination for Cause, any and all outstanding Awards held by such Participant (whether or not vested, and including vested but unexercised Options) shall be forfeited and cancelled without consideration and may not be exercised.

12.5.     Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.

12.6.      Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested or accumulated and credited to a bookkeeping account, but in any event shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid unless and until the underlying Award is vested.

12.7.     Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

13.	MISCELLANEOUS

13.1.     Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2.     Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the minimum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost, in accordance with Company policy and at the discretion of the Committee) otherwise deliverable in connection with the Award.

13.3.     Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4.     Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5.     Recoupment. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

13.6.     Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7.     Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company or an Affiliate. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate (or as may be required by the terms of such plan).

13.8.     Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9.     Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

13.10.     Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11.     Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12.     Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13.     Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time until the Plan is terminated by the Board, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14.     Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15.     Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six (6) months and one day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.

13.16. No Obligation to Notify or Minimize Taxes; No Liability for Taxes. The Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or Stock Appreciation Right granted under the Plan is exempt from Section 409A of the Code only if the exercise or strike price per share is at least equal to the per share “fair market value” of the Shares on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or Stock Appreciation Right granted under the Plan, each Participant agrees not make any claim against the Company, or any of its officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Shares on the date of grant as subsequently determined by the Internal Revenue Service.

3.17.     No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.18. Data Privacy. As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Affiliates hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

13.19. Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that in relation to the subject matter of the proceeding the indemnitee acted honestly and in good faith with a view to the best interests of the Company or the Affiliate, as applicable, and in the case of a proceeding other than a civil proceeding, the indemnitee had reasonable grounds for believing that his conduct in respect of which the proceeding was brought was lawful; and, further provided, he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.20. Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee or Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

13.21.     Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

sophiris

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E26322-P92722

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SOPHIRIS BIO INC.

The Board of Directors recommends you vote FOR the following proposals:

1. **Election of Directors**

Nominees:

	For	Withhold
1a. Lars Ekman, M.D., Ph.D.	☐	☐
1b. John (Jack) Geltosky, Ph.D.	☐	☐
1c. Jim Heppell	☐	☐
1d. Allison Hulme, Ph.D.	☐	☐
1e. Gerald T. Proehl	☐	☐
1f. Randall E. Woods	☐	☐

NOTE: In their best judgment, the proxies are authorized to vote upon such other business as may properly come before the Annual Special Meeting. **This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, but the proxy is signed, this proxy will be voted FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Special Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E26323-P92722

I/We being holder(s) of Sophiris Bio Inc. hereby appoint: Dr. Lars Elkman, or failing him, Randall E. Woods, or failing him, Peter T. Slover, or **Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.** ______________________ as my/our proxyholder with full power of substitution and to attend, act and to vote for and on my behalf in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Special Meeting of Shareholders of Sophiris Bio Inc. to be held at Cooley LLP, 4401 Eastgate Mall, San Diego, California 92121 on May 30, 2017 at 9:00 AM (Pacific Time) and at any adjournment or postponement thereof.

Form of Proxy - Annual Special Meeting to be held on May 30, 2017

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, other than the persons designated in this form of proxy, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided.**

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date which is 7 days after it was mailed by Management to the holder.

5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter and the management designees are appointed as proxy holders, this proxy will be voted as recommended by Management.**

6. The securities represented by this proxy will be voted or withheld from voting in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

V.1.1